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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒ Definitive Proxy Statement
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ILLINOIS TOOL WORKS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Illinois Tool Works Inc.
3600 West Lake Avenue
Glenview, Illinois 60026

Notice of Annual Meeting of Stockholders

Friday, May 5, 2006
3:00 P.M.
The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois
          ITW is holding its 2006 Annual Meeting for the following purposes:

1.	To elect ten directors for the upcoming year;

2.	To approve the amendment of our Restated Certificate of Incorporation to increase our authorized shares;

3.	To approve the Illinois Tool Works Inc. 2006 Stock Incentive Plan;

4.	To ratify the appointment of Deloitte & Touche, LLP as ITW’s independent public accountants; and

5.	To consider stockholder proposals, if presented at the Annual Meeting.
          The Board of Directors recommends that you vote FOR each of the director nominees; FOR the amendment of our Restated Certificate of Incorporation; FOR the approval of the 2006 Stock Incentive Plan; FOR the ratification of the appointment of Deloitte & Touche LLP as ITW’s independent public accountants for 2006; and AGAINST each of the stockholder proposals.
          Stockholders of record on March 7, 2006 are entitled to vote.
          It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To be certain that your shares are represented, please sign, date and return the enclosed proxy card as soon as possible or vote by telephone or the internet by following the instructions on the proxy card. You may revoke your proxy at any time before it is voted at the Annual Meeting.
          Our Annual Report for 2005 is enclosed.

By Order of the Board of Directors,
James H. Wooten, Jr.
Secretary
March 28, 2006

Illinois Tool Works Inc.

Proxy Statement

Annual Report on Form 10-K
          You may review and download a copy of ITW’s Annual Report on Form 10-K for the year ended December 31, 2005, including schedules that we filed with the Securities and Exchange Commission by accessing our website, www.itw.com, or you may request a paper copy by writing to: James H. Wooten, Jr., Secretary, Illinois Tool Works Inc., 3600 West Lake Avenue, Glenview, Illinois 60026.
          This proxy statement and form of proxy are first being sent to stockholders on or about March 28, 2006.

Questions and Answers
           Following are questions often asked by stockholders of publicly held companies. We hope that the answers will assist you in casting your vote.
What am I voting on?
          We are soliciting your vote on:

1.	The election of ten directors for the upcoming year;

2.	The approval of the amendment of our Restated Certificate of Incorporation;

3.	The approval of the Illinois Tool Works Inc. 2006 Stock Incentive Plan;

4.	The ratification of the appointment of Deloitte & Touche, LLP as ITW’s independent public accountants for 2006; and

5.	Stockholder proposals, if presented at the Annual Meeting.
Who may vote?
          Stockholders at the close of business on March 7, 2006, the record date, may vote. On that date, there were 282,968,754 shares of ITW common stock outstanding.
How many votes do I have?
          Each share of ITW common stock that you own entitles you to one vote.
How do I vote?
          You may vote your shares in one of the following four ways:

1.	By mail:	Complete the proxy card and sign, date and return it in the enclosed envelope;
2.	By telephone:	Call the toll-free number on the proxy card, enter the holder account number and the proxy access number from the proxy card, and follow the recorded instructions;
3.	By internet:	Go to the website listed on the proxy card, enter the holder account number and the proxy access number from the proxy card, and follow the instructions provided; or
4.	In person:	Attend the Annual Meeting, where ballots will be provided.
If you hold your shares through a bank or broker that does not offer telephone or internet voting, please complete and return your proxy card by mail.

How does discretionary voting authority apply?
          If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Marvin D. Brailsford, Susan Crown and Harold B. Smith to vote on the items discussed in these proxy materials and on any other matter that is properly raised at the Annual Meeting. If you do not indicate how you want to vote, your proxy will be voted FOR the election of each director nominee, FOR the approval of the amendment of our Restated Certificate of Incorporation, FOR the approval of the 2006 Stock Incentive Plan, FOR the ratification of the appointment of Deloitte & Touche LLP as ITW’s independent public accountants, AGAINST each of the stockholder proposals and FOR or AGAINST any other properly raised matter at the discretion of Ms. Crown and Messrs. Brailsford and Smith.
May I revoke my proxy?
          You may revoke your proxy at any time before it is voted at the Annual Meeting in one of four ways:

1.	Notify ITW’s Secretary in writing before the Annual Meeting that you wish to revoke your proxy;

2.	Submit another proxy with a later date;

3.	Vote by telephone or internet after you have given your proxy; or

4.	Vote in person at the Annual Meeting.
What does it mean if I receive more than one proxy card?
          Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.
What constitutes a quorum?
          The presence, in person or by proxy, of the holders of a majority of ITW shares entitled to vote at the Annual Meeting constitutes a quorum. Your shares will be considered part of the quorum if you return a signed and dated proxy card or if you vote by telephone or internet. Abstentions and broker non-votes are counted as “shares present” at the meeting for purposes of determining if a quorum exists. A broker non-vote occurs when a broker submits a proxy that does not indicate a vote as to a proposal because he or she does not have voting authority and has not received voting instructions from you.
What vote is required to approve each proposal?
          Election of Directors: The ten nominees who receive the highest number of votes will be elected. However, any nominee who fails to receive the affirmative vote of a majority of the votes cast will tender his or her resignation in accordance with our Corporate Governance Guidelines discussed more fully on page 10. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or internet voting. Broker non-votes and votes to withhold authority for one or more nominees are not considered shares voted and will not affect the outcome of the vote.

          Approval of the Amendment of our Restated Certificate of Incorporation: Approval of this proposal would require the affirmative vote of a majority of the holders of our outstanding common stock. An abstention will have the effect of a vote against the proposal, but a broker non-vote will have no effect.
          Approval of the Illinois Tool Works Inc. 2006 Stock Incentive Plan: Approval of this proposal would require the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote. An abstention will have the effect of a vote against the proposal, but a broker non-vote will have no effect.
          Ratification of the Appointment of Independent Public Accountants: Although we are not required to submit the appointment of our independent public accountants to a vote of stockholders, we believe that it is appropriate to ask that you ratify the appointment. Ratification of the appointment of Deloitte & Touche LLP as ITW’s independent public accountants requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote. An abstention will have the effect of a vote against the ratification, but a broker non-vote will have no effect.
          Stockholder Proposals: Approval of each stockholder proposal presented at the Annual Meeting would require the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote. An abstention will have the effect of a vote against the proposal, but a broker non-vote will have no effect.
How do I submit a stockholder proposal?
          To be considered for inclusion in our proxy statement for the May 2007 Annual Meeting, a stockholder proposal must be received no later than November 28, 2006. Your proposal must be in writing and must comply with the proxy rules of the Securities and Exchange Commission (“SEC”). You may also submit a proposal that you do not want included in the proxy statement, but that you want to raise at the May 2007 Annual Meeting. If you submit that proposal after February 3, 2007, then SEC rules permit the individuals named in the proxies solicited by ITW’s Board of Directors for that meeting to exercise discretionary voting power as to that proposal. You should send your proposal to our Secretary at our address on the cover of this proxy statement.
How do I nominate a director?
          If you wish to nominate an individual for election as a director at the May 2007 Annual Meeting, our Secretary must receive your written nomination by December 29, 2006. Our by-laws require that your nomination include: (1) your name and address; (2) the name, age and home and business addresses of the nominee; (3) the principal occupation or employment of the nominee; (4) the number of shares of ITW stock that the nominee beneficially owns; (5) a statement that the nominee is willing to be nominated and serve as a director; and (6) any other information regarding the nominee that would be required by the SEC to be included in a proxy statement had ITW’s Board of Directors nominated that individual. Any nomination that you make must be approved by the Corporate Governance and Nominating Committee as well as by the Board of Directors.

Who pays to prepare, mail and solicit the proxies?
          ITW will pay all of the costs of preparing and mailing the proxy statement and soliciting these proxies. We will ask brokers, dealers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials and our Annual Report to the beneficial owners of ITW common stock. Upon request, we will reimburse them for their reasonable expenses. In addition to mailing proxy materials, our officers, directors and employees may solicit proxies in person, by telephone or otherwise.

Election of Directors
           Stockholders are being asked to elect ten directors at the Annual Meeting. The individuals listed below have been nominated by the Board of Directors as recommended by the Corporate Governance and Nominating Committee. Each director will serve until the May 2007 Annual Meeting, until a qualified successor director has been elected, or until he or she resigns or is removed by the Board of Directors.
          We will vote your shares as you specify on the enclosed proxy card, by telephone or by internet. If you do not specify how you want your shares voted, we will vote them FOR the election of all the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. The Board of Directors does not anticipate that any nominee will be unable to serve. The nominees have provided the following information about themselves:

William F. Aldinger, 58, retired as the Chairman and Chief Executive Officer of HSBC Finance Corporation (formerly Household International, Inc.), a consumer finance company, in April 2005, a position he held since 1996. He also retired as Chairman and Chief Executive Officer of its parent company, HSBC North America Holdings Inc., a position he held since 2004. He serves on the boards of AT&T Inc, KKR Financial Corp. and The Charles Schwab Corporation. Mr. Aldinger has served as a director of ITW since 1998.

Michael J. Birck, 68, has served as the Chairman of Tellabs, Inc. since 2000 and Chief Executive Officer from 2002 to February 2004. Mr. Birck founded Tellabs and served as President and Chief Executive Officer from 1975 to 2000. Tellabs designs, manufactures, markets and services voice and data equipment. He is a director of Molex, Inc. and Tellabs, Inc. Mr. Birck has served as a director of ITW since 1996.

Marvin D. Brailsford, 67, is a retired Vice President of Kaiser-Hill Company LLC, a construction and environmental services company. Prior to his employment with Kaiser-Hill, he served with the United States Army for 33 years, retiring with the rank of Lieutenant General. He is a Director of Conn’s, Inc. Mr. Brailsford has served as a director of ITW since 1996.

Susan Crown, 47, has been Vice President of Henry Crown and Company, a business with diversified investments, since 1984. She is a director of Northern Trust Corporation and its subsidiary, The Northern Trust Company. Ms. Crown has served as a director of ITW since 1994.

Don H. Davis, Jr., 66, retired as Chairman of the Board of Rockwell Automation, Inc., a leading global provider of industrial automation power, control and information products and services, in February 2005, a position he had held since 1998. From 1997 to 2004 he served as Rockwell’s Chief Executive Officer. He is a director of Rockwell Automation, Inc., Ciena Corporation and Journal Communications, Inc. Mr. Davis has served as a director of ITW since 2000.

Robert C. McCormack, 66, is an Advisory Director of Trident Capital, Inc., a venture capital firm, and was a Partner of Trident from 1993 to the end of 2004. From 1987 to 1993, Mr. McCormack served successively as Deputy Under Secretary of Defense and Assistant Secretary of the Navy (Finance and Comptroller). He is a director of DeVry Inc., Mead Westvaco Corporation and Northern Trust Corporation and its subsidiary, The Northern Trust Company. Mr. McCormack has served as a director of ITW since 1993, and previously served as a director of ITW from 1978 through 1987.
Robert S. Morrison, 63, is a retired Vice Chairman of PepsiCo, Inc., a beverage and food products company, serving from 2001 to 2003. From 1997 to 2001, prior to its merger with PepsiCo, he was Chairman, President and Chief Executive Officer of The Quaker Oats Company. He also served as interim Chairman and Chief Executive Officer of 3M Co. from June to December 2005. Mr. Morrison is a director of 3M, The Tribune Company and Aon Corporation. Mr. Morrison has been a director of ITW since 2003.

James A. Skinner, 61, has served as Vice Chairman of McDonald’s Corporation, a restaurant chain, since 2003 and Chief Executive Officer since November 2004, previously serving as President and Chief Operating Officer of McDonald’s Restaurant Group from February 2002 to December 2002; President and Chief Operating Officer of McDonald’s Europe, Asia/ Pacific, Middle East and Africa from June 2001 to February 2002; and President of McDonald’s-Europe from December 1997 to June 2001. He is a director of Walgreen Co. and was elected as a director of ITW in August 2005.

David B. Speer, 55, has served as Chief Executive Officer of ITW since August 2005 and President since August 2004, previously serving as Executive Vice President from 1995 to August 2004. Mr. Speer has 27 years of service with ITW. He is a director of Rockwell Automation, Inc. and was elected a director of ITW in August 2005.

Harold B. Smith, 72, is a retired officer of ITW and is a director of W.W. Grainger Inc., Northern Trust Corporation and its subsidiary, The Northern Trust Company. Mr. Smith has served as a director of ITW since 1968.

Board of Directors and Its Committees
           ITW’s Board of Directors met five times during 2005. In addition to meetings of the full Board, directors attended meetings of Board committees, independent directors met twice in regularly scheduled executive sessions, and non-management directors met once. The Chairmen of each of the Board of Directors’ standing committees rotate as the Chairman of executive sessions of the independent directors. The Board of Directors has standing audit, compensation, corporate governance and nominating, and finance committees. Under the terms of their charters, each member of the audit, compensation and corporate governance and nominating committees must meet applicable New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) independence requirements. ITW encourages its directors to attend all Board and committee meetings and the Annual Meeting of Stockholders. In 2005, all of the directors attended at least 88% of the meetings of the Board and the committees on which they serve, and all of the directors attended the Annual Meeting of Stockholders.
Audit Committee

Meetings in 2005:	5
Members:	Don H. Davis, Jr. (Chairman)
William F. Aldinger
Michael J. Birck
Marvin D. Brailsford
James A. Skinner
Function:	Responsible for the engagement of independent public accountants; assisting the Board with respect to matters involving and overseeing: accounting, financial reporting and internal audit functions; integrity of ITW’s financial statements; compliance with legal and regulatory requirements; independence and performance of ITW’s independent public accountants; and performance of ITW’s internal audit function. Additional information on the Committee and its activities is set forth in the “Report of the Audit Committee” on page 26.

Compensation Committee

Meetings in 2005:	3
Members:	William F. Aldinger (Chairman)
Michael J. Birck
Susan Crown
Robert C. McCormack
Robert S. Morrison
James A. Skinner
Function:	Establishes and oversees executive compensation policies; recommends to the other independent directors compensation for the Chief Executive Officer; approves compensation for executive officers; and makes recommendations on new incentive compensation and equity-based plans or amendments. Additional information on the Committee and its activities is set forth in the “Report of the Compensation Committee on Executive Compensation” on page 22.
Corporate Governance and Nominating Committee

Meetings in 2005:	3
Members:	Marvin D. Brailsford (Chairman)
Susan Crown
Don H. Davis, Jr.
Robert S. Morrison
James A. Skinner
Function:	Identifies, evaluates and recommends director candidates; develops, administers and recommends corporate governance guidelines; oversees the evaluation of the Board and management; and makes recommendations as to Board committees and Board size.
Finance Committee

Meetings in 2005:	1
Members:	Robert C. McCormack (Chairman)
William F. Aldinger
Don H. Davis, Jr.
Robert S. Morrison
Harold B. Smith
Function:	Reviews, evaluates and recommends to the Board, management’s proposals relating to ITW’s financing, investment portfolio and real estate investments.

Corporate Governance Policies and Practices
General
          We have long believed that good corporate governance is important to assure that ITW is managed for the long-term benefit of its stockholders. In that regard, we continuously review our corporate governance policies and practices not only for compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC, and the listing standards of the NYSE but for good corporate governance as well. In February 2006, we amended our Corporate Governance Guidelines to include a director election provision that requires any nominee for director who fails to receive the affirmative vote of a majority of the votes cast to tender his or her resignation. The Corporate Governance and Nominating Committee of the Board will consider the resignation and recommend to the Board whether to accept or reject it. In considering the resignation, the Committee will take into account such factors as the stated reasons why stockholders withheld votes for the election of the director, the length of service and qualifications of the director, the director’s contributions to ITW and our Corporate Governance Guidelines. The Board will consider the Committee’s recommendation, but no director who failed to receive a majority vote will participate. We will disclose the results in a Form 8-K within 90 days of the Annual Meeting.
          Our Board of Directors has adopted and annually reviews charters for our Audit, Compensation, and Corporate Governance and Nominating Committees. We maintain a corporate governance section on our website that includes the charters of these committees, ITW’s Corporate Governance Guidelines, ITW’s Statement of Principles of Conduct (our code of business conduct and ethics for directors, officers and employees) and ITW’s Code of Ethics for the Chief Executive Officer and key financial and accounting personnel. In addition, we will promptly post any amendments to or waivers of the Code of Ethics on our website. You can find this and other corporate governance information at www.itw.com. We will also provide copies of this information upon request.
Stockholder Communications with Directors
          You may communicate with any of our directors or with the independent directors as a group by sending an e-mail to independentdirectors@itw.com or by writing to the Independent Directors c/o the Corporate Secretary at our address on the cover of this proxy statement.
Board Independence
          Our Board conducts an annual review as to whether each of our directors meets the applicable independence standards of the NYSE. In accordance with the NYSE listing standards, our Board of Directors has adopted categorical standards for director independence. A copy of ITW’s Categorical Standards for Director Independence is attached as Appendix A. A director will not be considered independent unless the Board of Directors determines that the director has no material relationship with ITW (directly or as a partner, stockholder or officer of an organization that has a relationship with ITW).

          The Board has determined that each of the current directors standing for re-election, except David B. Speer, has no material relationship with ITW other than as a director and is independent within the meaning of ITW’s Categorical Standards for Director Independence and the listing standards of the NYSE. In making its independence determinations, the Board of Directors has broadly considered all relevant facts and circumstances.
Director Candidates
          Our by-laws permit stockholders to nominate directors for consideration at an annual stockholder meeting. The policy of the Corporate Governance and Nominating Committee is to consider a properly submitted stockholder nomination for election as director. For a description of the process for submitting a director candidate in accordance with ITW’s by-laws, see “Questions and Answers — How do I nominate a director?” on page 3.
          Our directors play a critical role in guiding ITW’s strategic direction and oversee the management of ITW. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the global manufacturing environment. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their duties and responsibilities to ITW.
          The Corporate Governance and Nominating Committee or other members of the Board of Directors may identify a need to add new members to the Board of Directors with specific criteria or simply to fill a vacancy on the Board. At that time the Corporate Governance and Nominating Committee would initiate a search, seeking input from Board members and senior management and, to the extent it deems appropriate, engaging a search firm. An initial qualified candidate or a slate of qualified candidates would be identified and presented to the Committee for its evaluation and approval. The Committee would then seek full Board endorsement of the selected candidate(s).
          Assuming that a properly submitted stockholder recommendation for a director candidate has been received, the Corporate Governance and Nominating Committee will evaluate that candidate by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by other sources, but the Committee has no obligation to recommend the candidate for nomination.
Director Compensation
Annual Retainer and Attendance Fees
          The annual retainer for non-employee directors is $40,000, the fee for each Board or committee meeting attended is $2,000, and the annual fee for committee chairs is an additional $3,000, except for the Audit Committee chair, whose annual fee is $10,000. Non-employee directors can defer receipt of all or a portion of their annual retainer, chair and meeting fees until retirement or resignation. Deferred fee amounts are credited with interest at current rates.
Non-Officer Directors’ Fee Conversion Plan
          In order to link director compensation with stockholder interests, non-officer directors are given the opportunity to elect annually to receive all or a portion of their annual retainer, chairman and meeting fees in an equivalent value of ITW common stock pursuant to the Non-Officer Directors’ Fee Conversion Plan. The number of ITW shares to be issued to a director is determined by dividing the dollar amount of the fee subject to the election by the fair market value of ITW common stock on the date the fee otherwise would have been paid in cash. A director can also elect to defer receipt of the shares, in which case the deferred shares are credited as stock units to an account in the director’s name. The account receives additional credit for cash dividends and is adjusted for stock dividends, splits, combinations or other changes in ITW common stock. The stock units in a director’s account are distributed as shares of ITW common stock upon retirement, resignation or a corporate change (as defined in the 1996 Stock Incentive Plan), with any fractional shares paid in cash. If the stockholders approve the 2006 Stock Incentive Plan, the non-deferral provisions of the Non-Officer Directors’ Fee Conversion Plan will be merged into the 2006 Stock Incentive Plan, which will continue to offer the fee conversion opportunities described above.
Restricted ITW Common Stock
          In 1995, the stockholders approved a plan whereby a portion of each non-employee director’s compensation includes the periodic grant of restricted ITW common stock, thereby directly linking another element of director compensation with stockholder interests. ITW last granted restricted shares under the plan in February 2004. At that time, each non-employee director of ITW received an award of 900 restricted shares, which vested as to 450 shares on January 3, 2005 and January 3, 2006. As of January 4, 2006 there are no restricted shares granted under the plan that have not vested. ITW intends to grant restricted shares to each non-employee director under the 2006 Stock Incentive Plan, if the plan is approved by the stockholders.
Phantom ITW Stock
          To tie a further portion of their compensation to stockholder interests, non-employee directors of ITW are awarded 1,000 units of phantom stock upon first becoming a director. The value of each unit equals the market value of one share of ITW common stock. Additional units are credited to a director’s phantom stock account in an amount equivalent to cash dividends paid on ITW stock. Accounts are adjusted for stock dividends, stock splits, combinations or similar changes. A director is eligible for a cash distribution from his or her account at retirement or upon approved resignation. When phantom stock is awarded, directors elect to receive the distribution in either a lump sum or in up to ten annual installments. Directors receive the value of their phantom stock accounts immediately upon a change of control.

Ownership of ITW Stock
Directors and Executive Officers
          The following table shows how much ITW common stock the directors, the named executive officers, and all directors and executive officers as a group beneficially owned as of December 31, 2005. The “named executive officers” are the Chief Executive Officer, the former Chief Executive Officer, the next four most highly compensated executive officers, based on salary and bonus, who were serving at the end of the last fiscal year and an additional person who would have qualified as one of our most highly compensated executive officers had he been serving as an executive officer at the end of the last fiscal year.
          Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or that become exercisable within 60 days. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them.
          The number of shares beneficially owned by each non-employee director includes 900 shares (no shares in the case of Mr. Skinner) of ITW common stock that were granted under the Directors’ Restricted Stock Plan, which fully vested in January 2006. The number of the directors’ phantom stock units disclosed in the table represents an equivalent number of shares of ITW common stock as of December 31, 2005. Phantom stock units are not transferable and have no voting rights. The units are not included in the “percent of class” calculation.

	Shares of Common Stock		Phantom	Percent
Name of Beneficial Owner	Beneficially Owned		Stock Units	of Class

Directors (other than Executive Officers)
William F. Aldinger	7,158	(1)	1,092	*
Michael J. Birck	14,893	(2)	2,229	*
Marvin D. Brailsford	6,011	(3)	2,223	*
Susan Crown	12,500	(4)	2,247	*
Don H. Davis, Jr.	7,844	(5)	1,076	*
Robert C. McCormack	11,903,459	(6)	2,247	4.2%
Robert S. Morrison	4,849	(7)	1,032	*
James A. Skinner	1,000	(8)	1,004	*
Harold B. Smith	33,069,422	(9)	—	11.7%
Executive Officers
W. James Farrell	1,629,572	(10)	—	*
David B. Speer	293,780	(11)	—	*
Frank S. Ptak	872,637	(12)	—	*
Russell M. Flaum	284,961	(13)	—	*
Thomas J. Hansen	183,911	(14)	—	*
Hugh J. Zentmyer	148,227	(15)	—	*
David T. Flood	104,478	(16)	—	*
Directors and Executive Officers as a Group (24 Persons)	36,389,708	(17)	13,150	12.9%

*	Less than 1%

(1)	Includes (a) 100 shares owned by Mr. Aldinger’s spouse, as to which he disclaims beneficial ownership; and (b) 450 unvested restricted shares to which Mr. Aldinger has no investment power.

(2)	Includes 450 unvested restricted shares as to which Mr. Birck has no investment power.

(3)	Includes 450 unvested restricted shares as to which Mr. Brailsford has no investment power.

(4)	Includes (a) 2,000 shares owned by Ms. Crown’s spouse as to which she disclaims beneficial ownership; (b) 2,000 shares held in trusts of which Ms. Crown’s children are beneficiaries and as to which she disclaims beneficial ownership; and (c) 450 unvested restricted shares as to which Ms. Crown has no investment power.

(5)	Includes 450 unvested restricted shares as to which Mr. Davis has no investment power.

(6)	Includes (a) 400 shares owned in a trust as to which Mr. McCormack shares voting and investment power with The Northern Trust Company; (b) 11,894,134 shares owned in twelve trusts as to which Messrs. McCormack and H. B. Smith and The Northern Trust Company are trustees and share voting and investment power; (c) 6,275 shares owned in a limited partnership in which Mr. McCormack owns 99% of the limited partnership units; and (d) 450 unvested restricted shares as to which Mr. McCormack has no investment power.

(7)	Includes 450 unvested restricted shares as to which Mr. Morrison has no investment power.

(8)	These shares were purchased by Mr. Skinner in February 2006.

(9)	Includes (a) 18,879,800 shares owned in twelve trusts as to which Mr. Smith shares voting and investment power with The Northern Trust Company and others; (b) 1,790,476 shares owned in ten trusts as to which he shares voting and investment power; (c) 11,894,134 shares owned in twelve trusts as to which Messrs. McCormack and H. B. Smith and The Northern Trust Company are trustees and share voting and investment power; (d) 463,795 shares owned in a revocable trust as to which Mr. Smith has sole voting and investment power; (e) 40,767 shares owned by a charitable foundation of which Mr. Smith is a director; and (f) 450 unvested restricted shares to which Mr. Smith has no investment power.

Mr. Smith’s address is c/o Corporate Secretary, Illinois Tool Works Inc., 3600 West Lake Avenue, Glenview, Illinois 60026.

(10)	Includes (a) 130,302 shares owned in a partnership as to which Mr. Farrell shares voting and investment power; (b) 67,848 shares owned in a revocable trust as to which Mr. Farrell has sole voting and investment power; (c) 20,488 shares owned by a charitable foundation of which Mr. Farrell is an officer; (d) 30,800 unvested restricted shares as to which Mr. Farrell has no investment power; (e) 7,141 shares allocated to Mr. Farrell’s account in the ITW Savings and Investment Plan; and (f) 1,335,069 shares covered by options exercisable within 60 days.

(11)	Includes (a) 4,400 unvested restricted shares as to which Mr. Speer has no investment power; (b) 882 shares allocated to Mr. Speer’s account in the ITW Savings and Investment Plan; and (c) 262,500 shares covered by options exercisable within 60 days.

(12)	Includes 840,000 shares covered by options exercisable by Mr. Ptak within 60 days.

(13)	Includes (a) 4,400 unvested restricted shares as to which Mr. Flaum has no investment power; (b) 1,840 shares allocated to Mr. Flaum’s account in the ITW Savings and Investment Plan; and (c) 235,000 shares covered by options exercisable within 60 days.

(14)	Includes (a) 4,400 unvested restricted shares as to which Mr. Hansen has no investment power; and (b) 171,750 shares covered by options exercisable within 60 days.

(15)	Includes (a) 3,685 unvested restricted shares as to which Mr. Zentmyer has no investment power; (b) 2,000 shares owned in a revocable trust as to which Mr. Zentmyer has sole voting and investment power; (c) 11,014 shares owned by Mr. Zentmyer’s spouse in a trust, as to which he disclaims beneficial ownership; (d) 325 shares held in a trust of which Mr. Zentmyer’s brother is the beneficiary and as to which he disclaims beneficial ownership (e) 7,906 shares allocated to Mr. Zentmyer’s account in the ITW Savings and Investment Plan; and (f) 120,000 shares covered by options exercisable within 60 days.

(16)	Includes (a) 2,970 unvested restricted shares as to which Mr. Flood has no investment power and (b) 85,000 shares covered by options exercisable within 60 days.

(17)	Includes 2,735,331 shares covered by options exercisable within 60 days.
Other Principal Stockholders
          This table shows, as of December 31, 2005, the only stockholders other than a director that we know to be a beneficial owner of more than 5% of ITW common stock. We maintain a commercial banking relationship with The Northern Trust Company and its wholly owned subsidiaries. The Northern Trust Company is a wholly owned subsidiary of Northern Trust Corporation. Susan Crown, Robert C. McCormack and Harold B. Smith, directors of ITW, are also directors of Northern Trust Corporation and The Northern Trust Company. The commercial banking relationship between ITW and The Northern Trust Company may involve, but is not strictly limited to, the following services: creating and maintaining deposit accounts, credit services, investment banking services, payment and collection services, trade services, credit enhancement or payment guaranty, acting as agent or fiduciary, consulting services, risk management services, and broker dealer services. In addition, The Northern Trust Company serves as the trustee under ITW’s principal pension plans. The banking and trustee relationships with The Northern Trust Company are conducted in the ordinary course of business on an arms-length basis. Banking and trustee fees paid to The Northern Trust Company by ITW were approximately $1.57 million in 2005.

Name and Address of	Shares of Common Stock		Percent
Beneficial Owner	Beneficially Owned		of Class

The Northern Trust Company	40,803,012	(1)	14.4%
50 South LaSalle Street
Chicago, IL 60675

Capital Research and Management Company	17,438,900	(2)	6.2%
333 South Hope Street Los Angeles, CA 90071

(1)	The Northern Trust Company and its affiliates act as sole fiduciary or co-fiduciary of trusts and other fiduciary accounts that own an aggregate of 40,803,012 shares. They have sole voting power with respect to 8,086,747 shares and share voting power with respect to 31,981,074 shares. They have sole investment power with respect to 4,168,984 shares and share investment power with respect to 31,790,246 shares. In addition, The Northern Trust Company holds in other accounts, but does not beneficially own, 19,691,362 shares, resulting in aggregate holdings by The Northern Trust Company of 60,494,374 shares, or 21.37%.

(2)	Capital Research and Management Company, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of these shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. It has sole voting power with respect to 1,780,900 shares and shares voting power with respect to none of the shares. It has sole dispositive power with respect to all 17,438,900 shares. This information was provided in a Schedule 13G filed with the SEC on February 10, 2006.
Section 16(a) Beneficial Ownership
Reporting Compliance
           Section 16(a) of the Securities Exchange Act of 1934 requires that ITW’s executive officers, directors and greater than 10% stockholders file reports of ownership and changes of ownership of ITW common stock with the SEC and the NYSE. Based on a review of copies of these reports provided to us during fiscal 2005 and written representations from executive officers and directors, we believe that all filing requirements were met during 2005, except that in August 2005, Jon C. Kinney, former Chief Financial Officer of ITW, was inadvertently late in filing one Form 4 reporting shares withheld to cover taxes on the accelerated vesting of his restricted shares upon retirement.

Executive Compensation
           This table summarizes the compensation for the named executive officers.
Summary Compensation Table

					Long-Term
					Compensation
					Awards

		Annual Compensation		Restricted	Securities		All Other
Name and				Stock	Underlying		Compensation
Principal Position	Year	Salary(1)	Bonus(1)(2)	Awards(3)	Options(4)		(6)

W. James Farrell(7)	2005	$1,189,800	$2,296,314	$—	—		$121,723
Chairman and former Chief	2004	1,186,308	2,288,000	7,776,038	423,069	(5)	115,441
Executive Officer	2003	1,098,085	2,112,000	9,287,600	—		103,848
David B. Speer(7)	2005	$605,769	$1,387,500	$—	—		$55,152
President and Chief	2004	418,692	970,000	1,110,838	150,000		37,216
Executive Officer	2003	333,496	644,620	1,326,800	—		31,895
Frank S. Ptak(7)	2005	$546,960	$1,063,816	$—	—		$111,098
Former Vice Chairman	2004	549,615	1,060,000	3,887,977	200,000		53,508
	2003	509,221	979,200	4,643,800	—		48,350
Russell M. Flaum	2005	$346,338	$658,476	$—	—		$35,572
Executive Vice President	2004	345,462	670,000	1,110,838	40,000		29,920
	2003	320,015	509,392	1,326,800	—		28,235
Thomas J. Hansen	2005	$326,600	$594,412	$—	—		$31,543
Executive Vice President	2004	325,646	574,620	1,110,838	75,000		29,261
	2003	301,144	510,380	1,326,800	—		27,886
Hugh J. Zentmyer	2005	$319,692	$600,325	$—	—		$31,391
Executive Vice President	2004	318,874	577,200	930,295	40,000		27,955
	2003	295,011	479,830	1,111,195	—		26,272
David T. Flood	2005	$290,338	$550,368	$—	—		$29,370
Executive Vice President	2004	288,231	548,800	749,835	40,000		26,342
	2003	255,808	464,400	895,590	—		24,680

(1)	Actual salary or bonus earned. Includes amounts deferred by the executive under the Executive Contributory Retirement Income Plan or the Savings and Investment Plan.

(2)	Amounts awarded under the Executive Incentive Plan are based on the executive’s base salary as of December 31 for that year and paid in the following year.

(3)	The restricted stock awards granted to the named executive officers under our 1996 Stock Incentive Plan on January 2, 2003 are fully vested, and those granted on January 2, 2004 to the named executive officers vest in three equal installments on December 16 in the years 2004 and 2005 and on December 18, 2006. An employee’s shares will vest only if he or she is actively employed with ITW on the vesting date, and, unless otherwise determined by the Compensation Committee, unvested shares will be forfeited upon retirement, death or disability. Each employee may exercise full voting rights and is entitled to receive all dividends and other distributions paid on the restricted stock from the date of the grant until the stock is forfeited or sold. The December 31, 2005 value of the unvested portion of the restricted stock awards for the named executive officers was: Mr. Farrell, $2,710,092; Mr. Speer, $387,156; Mr. Ptak, $0; Mr. Flaum, $387,156; Mr. Hansen, $387,156; Mr. Zentmyer, $324,243; and Mr. Flood, $261,330. The Compensation Committee determined that it would be appropriate to accelerate the vesting of 15,400 shares of restricted stock held by Mr. Ptak as of his retirement on December 28, 2005. Based on the closing price of ITW stock on that date, the shares had a value of $1,377,838. The restricted stock grants in January 2003 and

2004 were in lieu of stock options that would have traditionally been granted in December 2002 and 2003, respectively.

(4)	On December 7, 2005, the Compensation Committee approved stock option awards with a grant date of February 1, 2006. Since this grant is not effective until February 1, 2006 it is not represented in the Summary Compensation Table but will be reflected in next year’s table.

(5)	Includes options granted as “restorative options”. A restorative option right applies to the options granted under the 1996 Stock Incentive Plan so long as the option holder is employed by ITW. This means that an option holder who delivers previously acquired shares of ITW common stock in payment of an option’s exercise price will be granted an additional option, sometimes referred to as a “restorative option”, which is subject to certain restrictions, to purchase a number of shares equal to the number of delivered shares.

(6)	For 2005, represents company matching contributions to the Executive Contributory Retirement Income Plan or the Savings and Investment Plan and, for Mr. Ptak, $53,000 for vacation that was accrued but unused at the time of his retirement on December 28, 2005.

(7)	Mr. Farrell relinquished his title as Chief Executive Officer, effective August 5, 2005, at which time Mr. Speer was elected Chief Executive Officer. In addition, Mr. Ptak retired as Vice Chairman, effective December 28, 2005.

        In the event of a corporate change (as defined in the 1996 Stock Incentive Plan), each executive officer’s unvested restricted stock and stock options previously granted under the 1996 Stock Incentive Plan fully vest. In addition, executives receive a cash payment under the Executive Incentive Plan immediately upon a corporate change. The amount paid under the Executive Incentive Plan equals a portion of the maximum awards payable under the Plan for that year based on the number of days in the year that have elapsed as of the date of the corporate change. Executives may also request a distribution of 90% of their Executive Contributory Retirement Income Plan account within 18 months of a corporate change, forfeiting the remaining 10% of the account.
Option Exercises in 2005 and
Year-End 2005 Option Values
          This table provides information regarding the exercise of options during 2005 and options outstanding at the end of the year for the named executive officers. The “value realized” is calculated using the difference between the option exercise price and the price of ITW common stock on the date of exercise multiplied by the number of shares acquired upon exercise. The “value of unexercised in-the-money options at fiscal year-end 2005” is calculated using the difference between the option exercise price and $87.99 (the closing price of ITW stock on December 30, 2005, the last trading day of the year) multiplied by the number of shares underlying the option. An option is in-the-money if the market value of ITW common stock is greater than the option’s exercise price.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal		In-the-Money Options at
	Shares		Year-End 2005		Fiscal Year-End 2005
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

W. James Farrell	—	—	1,335,069	300,000	$34,336,380	—
David B. Speer	—	—	262,500	112,500	6,521,025	—
Frank S. Ptak	60,000	$3,590,403	840,000	—	18,236,350	—
Russell M. Flaum	—	—	235,000	30,000	6,521,025	—
Thomas J. Hansen	—	—	171,750	56,250	4,171,095	—
Hugh J. Zentmyer	24,000	1,365,017	120,000	30,000	3,213,900	—
David T. Flood	14,000	402,520	85,000	30,000	2,076,625	—
Retirement Plans
Retirement Accumulation Plan
          The ITW Retirement Accumulation Plan is our principal defined benefit plan. It covers approximately 22,000 domestic business unit employees, including executive officers. Upon retirement, participants receive benefits based on years of plan participation and average compensation for the five highest years out of the last ten years of employment. For the named executive officers, compensation includes salary and bonus shown in the Summary Compensation Table. As of January 1, 2001, the plan was amended to provide a defined lump-sum amount at retirement that is convertible to an annuity. Persons who were age 50 or older before January 1, 2001, and had at least five years of plan participation, will receive a benefit that is no less valuable than that provided under the prior plan formula, including early retirement subsidy. Because the Internal Revenue Code imposes limits on those plan benefits, the Board has established a supplemental plan that provides for payments to certain executives equal to benefits that would be paid but for these limitations. The tables below show the estimated annual benefits to be paid under the pension plan and supplemental plan to an individual who (1) was age 59 on December 31, 2005 (the average age of all of the executive officers who had reached age 50 on or before December 31, 2000) (Table I) and (2) reached age 48 on December 31, 2005 (the average age of all the executive officers who were younger than age 50 on December 31, 2000) (Table II) and, in both cases, who continues to participate in the plans through the plans’ normal retirement age of 65, assuming the plan provisions in effect on December 31, 2005 continue until that date. For years of participation prior to 2001, benefits have been computed based on the pension plan formula then in effect and the transition provisions in the amended plan.

Table I

	Estimated Annual Normal Retirement Benefits (Current Dollars)(1)

	Years of Service as of December 31, 2011(2)
Compensation	15	20	25	30	35	40	45

$ 600,000	$135,235	$184,800	$220,910	$265,092	$285,927	$306,761	$327,596
850,000	193,379	264,168	316,402	379,682	409,198	438,713	468,229
1,100,000	251,523	343,536	411,893	494,272	532,469	570,665	608,862
1,350,000	309,667	422,904	507,385	608,862	655,740	702,617	749,495
1,600,000	367,812	502,272	602,877	723,452	779,011	834,569	890,128
2,000,000	460,842	629,261	755,663	906,796	976,244	1,045,693	1,115,141
2,500,000	577,131	787,996	946,646	1,135,976	1,222,786	1,309,597	1,396,407
3,000,000	693,419	946,732	1,137,629	1,365,155	1,469,328	1,573,501	1,677,673
3,500,000	809,708	1,105,468	1,328,613	1,594,335	1,715,870	1,837,405	1,958,939
4,000,000	925,996	1,264,204	1,519,596	1,823,515	1,962,412	2,101,309	2,240,206
Table II

	Estimated Annual Normal Retirement Benefits (Current Dollars)(1)

	Years of Service as of December 31, 2022(2)
Compensation	17	20	25	30	35	40	45

$ 600,000	$165,191	$185,053	$204,131	$250,755	$265,476	$280,196	$294,917
850,000	236,090	264,592	292,024	358,481	379,740	400,999	422,258
1,100,000	306,988	344,131	379,917	466,206	494,004	521,802	549,600
1,350,000	377,886	423,670	467,811	573,932	608,268	642,605	676,941
1,600,000	448,784	503,209	555,704	681,657	722,532	763,407	804,282
2,000,000	562,222	630,471	696,333	854,018	905,355	956,692	1,008,029
2,500,000	704,018	789,549	872,120	1,069,468	1,133,883	1,198,297	1,262,711
3,000,000	845,815	948,627	1,047,906	1,284,919	1,362,411	1,439,902	1,517,394
3,500,000	987,611	1,107,705	1,223,693	1,500,370	1,590,939	1,681,508	1,772,077
4,000,000	1,129,408	1,266,783	1,399,480	1,715,821	1,819,467	1,923,113	2,026,760

(1)	Calculations of benefits in terms of 2005 dollars are based on 4% annual pay increases before and after 2001, 4% annual increases in Social Security Covered Compensation from 2005, and a 30-year Treasury Rate (used to convert defined lump sum benefits into an annuity) of 4.68% (published rate for October 2005).

(2)	Actual years of participation as of December 31, 2005 for the named executive officers were as follows: Mr. Farrell, 40.5 years; Mr. Ptak, 30.1 years; Mr. Flaum, 19.0 years; Mr. Hansen, 25.3 years; and Mr. Zentmyer, 19.0 years (for whom Table I is applicable); Mr. Speer, 27.5 years; and Mr. Flood, 26.1 years (for whom Table II is applicable).

Executive Contributory Retirement Income Plans
          Certain of our executives participate in the ITW 1993 Executive Contributory Retirement Income Plan (the “1993 ECRIP”), which is a supplemental retirement plan pursuant to which these executives annually may elect to defer a portion of their salary and bonus, a percentage of which may be matched by ITW per the provisions of the ITW Savings and Investment Plan. Amounts deferred and matching contributions under the 1993 ECRIP for the named executive officers are included in the salary and bonus columns of the Summary Compensation Table on page 17, as appropriate. Account balances are paid out upon the occurrence of certain events, such as retirement, death or disability. In addition, certain of our executives participated in the ITW 1985 Executive Contributory Retirement

Income Plan (the “1985 ECRIP”), the predecessor plan to the 1993 ECRIP, which functioned similarly to the 1993 ECRIP. We pay interest on the account balances at rates specified in the 1993 ECRIP and 1985 ECRIP. Interest credited to the 1993 ECRIP and 1985 ECRIP accounts for the named executive officers during 2003, 2004 and 2005, as well as accumulated amounts of interest since the inception of the 1993 ECRIP and 1985 ECRIP, are as follows:

				Accumulated
Name	2003	2004	2005	Interest

W. James Farrell	$277,147	$346,094	$401,659	$1,837,288
David B. Speer	121,055	148,654	179,995	886,938
Frank S. Ptak	193,870	223,461	244,611	1,444,415
Russell M. Flaum	77,581	89,916	98,399	549,353
Thomas J. Hansen	120,142	140,442	155,369	866,443
Hugh J. Zentmyer	90,793	100,017	105,753	634,509
David T. Flood	73,654	89,485	102,652	507,652
          In addition, Mr. Farrell participated in the ITW 1982 Executive Contributory Retirement Income Plan (the “1982 ECRIP”), which, unlike the 1993 ECRIP and 1985 ECRIP, was a defined benefit plan pursuant to which certain executives made contributions over a five-year period and receive fixed annual payments upon retirement, death or disability. Under the 1982 ECRIP, Mr. Farrell is eligible to receive an annual benefit of $113,529 for 15 years beginning at the normal retirement age of 65. No interest is paid under this plan.
Equity Compensation Plan Information
           The following table provides information as of December 31, 2005 about ITW’s existing equity compensation plans.

				(c)
				Number of securities
	(a)		(b)	remaining available for
	Number of securities		Weighted-average	future issuance under
	to be issued upon		exercise price of	equity compensation
	exercise of outstanding		outstanding	plans (excluding
	options, warrants and		options, warrants	securities reflected in
Plan Category	rights		and rights	column (a))

Equity compensation plans approved by security holders	10,285,382		$67.53	7,177,294	(2)
Equity compensation plans not approved by security holders	16,308	(1)	—	22,236	(3)

Total	10,301,690		$67.53	7,199,530

(1)	Represents shares credited to directors’ accounts for annual retainer and meeting fees deferred pursuant to the Non-Officer Directors’ Fee Conversion Plan. A description of the Plan can be found on page 12.

(2)	These shares remain available for issuance under the 1996 Stock Incentive Plan. This amount excludes 147,812 shares of unvested restricted stock granted pursuant to the 1996 Stock Incentive Plan and 3,600 shares of unvested restricted stock granted pursuant to the Directors’ Restricted Stock Plan. If these shares do not vest, they will no longer constitute shares outstanding and will be available for future issuance under the terms of the respective plans.

(3)	These shares remain available for issuance under the Non-Officer Directors’ Fee Conversion Plan.

Report of the Compensation Committee
on Executive Compensation
           The Compensation Committee of the Board of Directors is composed of six directors who meet the independence requirements of the New York Stock Exchange. The Committee administers ITW’s compensation plans for key employees, including the Executive Incentive Plan and the 1996 Stock Incentive Plan. The Committee also approves compensation levels for executive officers and recommends the Chief Executive Officer’s compensation for approval by the independent Board members. In making its executive compensation decisions and recommendations, the Committee considers management’s contribution to ITW’s long-term growth. One long-term performance factor that the Committee considers is ITW’s total stockholder return, which is measured by capital appreciation and reinvested dividends. For the five- and ten-year periods ending December 31, 2005, the compound annual stockholder rate of return was 9.6% and 12.9%, respectively. For the same periods, the rate of return on the Standard & Poor’s 500 Index was 0.5% and 9.1%, respectively, and the rate of return on the Standard & Poor’s Industrial Machinery Index was 11.0% and 11.5%, respectively.
          Compensation for executive officers is composed of base salary, a cash bonus based on performance, and stock incentives. In addition, executive officers participate in ITW retirement plans, including the Retirement Accumulation Plan and the Executive Contributory Retirement Income Plans, which are discussed in the Executive Compensation section of this proxy statement. The Committee believes that the stock incentive and cash bonus components further align the executive officers’ performance with stockholder interests. The Committee’s philosophy is to review all components of compensation, including base salary, bonus and equity incentives, and to provide a total compensation package that is competitive against a group of comparable industrial companies.
          Base Salary. In establishing and recommending base salaries for the Chief Executive Officer and other executive officers, the Committee considers compensation information of a peer group of comparable industrial companies. This peer group includes some of the same companies as the S&P Industrial Machinery and the S&P Industrial Conglomerates Indices used for the Company Performance graphs on pages 25 and 26. In determining base salary, the Committee considers the executive officer’s past performance and potential future performance, as well as ITW’s net income and the operating income of the business units that the officer oversees. The Committee’s objective is to target base salaries of the Chief Executive Officer and the other executive officers at the 50th percentile of the peer group.
          Bonus. Executive officers receive annual cash bonuses under the Executive Incentive Plan based on predetermined financial and non-financial objectives, the criteria for which have been approved by ITW stockholders. This Plan is Section 162(m) compliant. Executive officers may elect to take up to half of their annual cash bonus in ITW common stock. The maximum bonus opportunities range from 70% to 200% of base salary, and as a result, a greater percentage of executive total compensation is at risk. The Chief Executive Officer, Vice Chairman and certain executive officers can earn half of the maximum bonus opportunity if ITW’s net income is at least 120% of targeted plan. The other half of the maximum bonus opportunity relates to the individual’s performance measured against predetermined management goals. The Chairman’s non-financial goals in 2005 included broad-based organizational succession planning and transition for Chief Executive Officer and other major staff functions. The Chief Executive Officer’s non-financial goals in 2005 included working with the Chairman on transition to the Chief Executive Officer position, assisting new Executive Vice Presidents to assure smooth transitions to their new roles, and work with all Executive Vice Presidents in developing long range plans for their business groups. The 2005 non-financial goals of the Vice Chairman and certain other executive officers related to such things as succession planning, cost reduction targets, market penetration, acquisition planning and a variety of other objectives specifically related to the individual unit’s performance. For the Executive Officers, one half of the maximum bonus opportunity is based on the income performance of operating units under the manager’s control, referred to as the “P” factor. This is a pre-tax income amount at the business unit level and a net income target at the corporate level. The other half of the maximum bonus opportunity is based on the manager’s achievement of personal objectives or “O” factors. For 2005, the average bonus received by executive officers was approximately 93.7% of the maximum award. The average award received by the named executive officers was approximately 94.0% of the maximum award.
          Stock Incentives. The Chief Executive Officer, executive officers and certain other key employees participate in the 1996 Stock Incentive Plan, principally through the grant of stock options and restricted stock. The magnitude of a stock incentive award is based on the executive officer’s position, performance, and ability to influence ITW’s long-term growth and profitability over a period of years. Options are priced at fair market value on the date of grant.
          In January 2004, the Committee granted restricted stock to certain key domestic employees and later in 2004 returned to its historical approach of granting stock options. The Committee believes that these grants are a further effective incentive for executive officers to create value for stockholders. On December 7, 2005, the Committee approved stock option awards with a grant date of February 1, 2006 to the Chief Executive Officer, executive officers and certain other key employees. Since this grant was not effective until February 1, 2006, it is not represented in the Summary Compensation Table this year but will be reflected in next year’s table.
          Stock Ownership Guidelines. The Board of Directors and the Compensation Committee have established stock ownership guidelines to further the objective of aligning the interests of executive officers and directors with stockholder interests. These guidelines apply to elected and appointed corporate officers, as well as to non-employee directors. Recommended stock ownership as a multiple of executive officers’ base salaries and of directors’ annual retainers is as follows: Chief Executive Officer, five times; Vice Chairman and Executive Vice Presidents, three times; Senior Vice Presidents, two times; Vice Presidents, one time; and non-employee directors, four times. The Committee recommends that an executive officer or non-employee director achieve the applicable ownership level within five years. As of December 31, 2005, all officers and directors who have been in their position for five or more years had satisfied the guidelines.
          Deductibility. Internal Revenue Code Section 162(m) limits the deductibility of compensation in excess of $1,000,000 paid to each of the named executive officers employed at year end. Certain performance-based compensation and deferred compensation is not included in compensation counted for purposes of the limit. The Committee recognizes its obligation to reward performance that increases stockholder value and exercises its discretion in determining whether or not to conform ITW’s executive compensation plans to the approach provided for in the Code.

William F. Aldinger, Chairman
Michael J. Birck
Susan Crown
Robert C. McCormack
Robert S. Morrison
James A. Skinner

Company Performance
           Shown below are two graphs covering a five-year comparison and a ten-year comparison of cumulative total returns for ITW, the Standard & Poor’s (S&P) 500 Composite Index, the S&P Industrial Conglomerates Index and the S&P Industrial Machinery Index. The graphs assume an investment of $100 on December 31, 2000 for the five-year period and December 31, 1995 for the ten-year period, including reinvestment of dividends. Total returns are based on market capitalization.
Five-Year Performance

Ten-Year Performance
Report of the Audit Committee
           The Audit Committee of the Board of Directors is composed of five independent directors, as defined in the listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that all Audit Committee members are “financially literate” and that Messrs. Aldinger, Birck, Davis and Skinner meet the Securities and Exchange Commission criteria of “audit committee financial expert”. The Audit Committee operates under a written charter adopted by the Board of Directors, which was reviewed by the Committee in February 2006.
          The Committee is responsible for providing oversight to ITW’s financial reporting process through periodic meetings with ITW’s independent public accountants, internal auditors and management in order to review accounting, auditing, internal control and financial reporting matters. The Committee is also responsible for assisting the Board in overseeing: (a) the integrity of ITW’s financial statements; (b) ITW’s compliance with legal and regulatory requirements; (c) the independent public accountants’ qualifications, independence and performance; and (d) the performance of ITW’s internal audit function. ITW’s management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Committee, in carrying out its role, relies on ITW’s senior management, including senior financial management, and ITW’s independent public accountants.

          We have reviewed and discussed with senior management the audited financial statements included in the 2005 Annual Report to Stockholders. Management has confirmed to the Committee that the financial statements have been prepared in conformity with generally accepted accounting principles.
          We have reviewed and discussed with senior management their assertion and opinion regarding internal controls included in the 2005 Annual Report to Stockholders as required by Section 404 of the Sarbanes-Oxley Act of 2002. Management has confirmed to the Committee that internal controls over financial reporting have been appropriately designed, and are operating effectively to prevent or detect any material financial statement misstatements. We have also reviewed and discussed with Deloitte & Touche LLP, ITW’s independent public accountants, its audit and opinion regarding ITW’s internal controls as required by Section 404, which opinion is included in the 2005 Annual Report to Stockholders.
          We have reviewed and discussed with Deloitte & Touche LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committee) under which Deloitte & Touche LLP must provide us with additional information regarding the scope and results of its audit of ITW’s financial statements. This information includes: (1) Deloitte & Touche LLP’s responsibility under generally accepted auditing standards; (2) significant accounting policies; (3) management judgments and estimates; (4) any significant audit adjustments; (5) any disagreements with management; and (6) any difficulties encountered in performing the audit.
          We have received from Deloitte & Touche LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Deloitte & Touche LLP and ITW that in its professional judgment may reasonably be thought to bear on independence. Deloitte & Touche LLP has discussed its independence with us, and has confirmed in the letter that, in its professional judgment, it is independent of ITW within the meaning of the federal securities laws.
          The Committee also discussed with ITW’s internal auditors and independent public accountants the overall scope and plans for their respective audits. The Committee meets periodically with the internal auditors and independent public accountants, with and without management present, to discuss the results of their examinations, their evaluations of ITW’s internal controls, and the overall quality of ITW’s financial reporting.
          Based on the reviews and discussions described above, we have recommended to the Board of Directors that the audited financial statements included in ITW’s 2005 Annual Report to Stockholders be included in ITW’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2005.

Don H. Davis, Jr., Chairman
William F. Aldinger
Michael J. Birck
Marvin D. Brailsford
James A. Skinner

Proposal to Amend our Restated Certificate of Incorporation
           On March 6, 2006, our Board of Directors authorized a two-for-one split of our common stock, to be effected in the form of a stock dividend of one share for each share outstanding on the record date, subject to stockholder approval of an increase in the number of authorized shares of our common stock. Without an increase, there would be an insufficient number of shares to effect the stock split. Accordingly, our Board of Directors recommends that action be taken by stockholders to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 350,000,000 to 700,000,000 shares.
          The amendment to the first paragraph of Article Fourth of our Restated Certificate of Incorporation adopted by the Board of Directors, which stockholders are being asked to approve, reads as follows:
          “FOURTH.

(1) Authorized Shares. The total number of shares of stock of all classes which the corporation shall have authority to issue is seven hundred million three hundred thousand (700,300,000), of which three hundred thousand (300,000) shall be shares of Preferred Stock, without par value, and seven hundred million (700,000,000) shall be shares of Common Stock, par value $.01 per share.”
          As of March 7, 2006, 282,968,754 shares of the 350,000,000 authorized shares of our common stock were issued and outstanding, leaving insufficient shares available to effect a two-for-one stock split. Approval of the proposed amendment, after giving effect to the stock split, would result in there being 565,937,508 shares of our common stock issued and outstanding (based on the number of outstanding shares on March 7, 2006). Accordingly, 134,062,492 shares of our common stock would remain available for future issuance; however, assuming that our stockholders approve the proposed 2006 Stock Incentive Plan at the Annual Meeting, 70,000,000 of these shares would be reserved for issuance under that Plan, leaving 64,062,492 shares unreserved and available for future issuance. As of March 7, 2006, there were no shares of our preferred stock issued and outstanding.
          The additional shares of common stock sought by the amendment will be available for issuance without further action by stockholders unless stockholder action is required by applicable law or the rules of any stock exchange on which our securities may then be listed. The holders of our common stock have no preemptive rights to subscribe for or to acquire any additional issues of common stock or securities convertible into or entitling the holder to purchase shares of common stock.
          The NYSE currently requires specific stockholder approval as a prerequisite to listing shares in several instances, including an acquisition transaction in which the issuance of shares could result in an increase of 20% or more in the number of shares of common stock outstanding.
          We intend to apply for listing on the New York Stock Exchange and the Chicago Stock Exchange of the additional shares of common stock to be issued in connection with the stock split.

          Our Board of Directors believes that the proposed increase in the number of authorized shares of common stock is in the best interests of ITW and its stockholders. The Board anticipates that the increase in the number of outstanding shares of common stock as a result of the stock split may place the market price of our common stock in a range more attractive to investors and may result in a broader market for the stock. In addition, our Board of Directors believes that we should have sufficient authorized but unissued shares for issuance in connection with future employee benefit programs, mergers, acquisitions, and other corporate purposes. In many of these situations prompt action may be required, which would not permit seeking stockholder approval in a timely fashion to authorize additional shares for the specific transaction. Although the additional shares of common stock would provide future flexibility, other than for purposes of the stock split, we have no present plans for their use.
          The reason for seeking an increase in the number of authorized shares of common stock is not for anti-takeover purposes. Nevertheless, securities rules require disclosure of charter and by-law provisions that could have an anti-takeover effect. Our Restated Certificate of Incorporation contains the following provisions: (1) the Board of Directors has the authority to issue one or more series of preferred stock up to a maximum of 300,000 shares; (2) stockholders may not take action by written consent; (3) a special meeting of stockholders may only be called by the chairman, the president, or a majority of the Board of Directors; and (4) certain business combinations require approval by a two-thirds vote of the stockholders. These provisions could permit the Board of Directors to place stock in friendly hands, delay or deter or otherwise make more difficult a takeover of ITW. While permitted under Delaware law, our charter and by-laws do not provide stockholders with cumulative voting.
          To effect the two-for-one stock split, payable in the form of a stock dividend, the number of authorized shares of common stock must be increased. In the opinion of the Board of Directors, such an increase is in the best interests of stockholders.
          If adopted, the amendment to Article Fourth of our Restated Certificate of Incorporation will be effective at the close of business on the date of filing the amendment to our Restated Certificate of Incorporation with the Delaware Secretary of State. We anticipate that the filing will occur on May 9, 2006. Stockholders of record at the close of business on May 18, 2006 would receive an additional stock certificate, par value $.01 per share, representing one additional share of our common stock for each share held. Stockholders should retain certificates issued prior to those dates, and not return them to us or our transfer agent, as these certificates would continue to represent the same number of shares shown on the certificate. We anticipate that certificates representing additional shares to be issued to entitled stockholders would be mailed on or about May 25, 2006.
The Board of Directors recommends that you vote “FOR” the
amendment of our Restated Certificate of Incorporation

Approval of the Illinois Tool Works Inc.
2006 Stock Incentive Plan
           The Board of Directors has approved, subject to stockholder approval, the Illinois Tool Works Inc. 2006 Stock Incentive Plan (the “2006 Stock Incentive Plan”) as an amendment and restatement of the Illinois Tool Works Inc. 1996 Stock Incentive Plan (the “1996 Plan”). The Board believes that the approval of the 2006 Stock Incentive Plan is in the best interests of ITW and its stockholders. In the Board’s view, the 2006 Stock Incentive Plan is an important tool in ensuring the highest level of performance from ITW’s key employees and non-employee directors by providing them with an opportunity to acquire an ownership interest in ITW.
          The 2006 Stock Incentive Plan is a stock-based compensation plan that provides for grants of stock options, stock awards, performance units, restricted stock units and stock appreciation rights to key employees and non-employee directors. The Plan is intended to encourage key employees and non-employee directors to have a greater financial investment in ITW through ownership of our common stock. The 2006 Stock Incentive Plan also is intended to incorporate by merger the non-deferral provisions of the Illinois Tool Works Inc. Non-Officer Directors’ Fee Conversion Plan approved by the Board on February 19, 1999 and amended December 15, 2000, and to succeed the Directors’ Restricted Stock Plan approved by stockholders at the annual meeting on May 5, 1995. If the stockholders approve the 2006 Stock Incentive Plan, (i) no further grants of restricted shares will be made under the Directors’ Restricted Stock Plan, and (ii) any share purchases and issuances previously made pursuant to the Directors’ Fee Conversion Plan will thereafter be made pursuant to the 2006 Stock Incentive Plan. No awards shall be made under the 2006 Stock Incentive Plan unless it is approved by stockholders.
          The following summary of the 2006 Stock Incentive Plan describes the material features of the plan; however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the plan. The full text of the plan document, is available on the SEC’s website (www.sec.gov) as an appendix to this proxy statement. We will also provide copies of the Plan upon request. Stockholders are encouraged to review the plan document carefully.
DESCRIPTION OF THE 2006 STOCK INCENTIVE PLAN
          General. The Compensation Committee administers the 2006 Stock Incentive Plan, determines the key employees and non-employee directors who will participate in the Plan and receive awards, and determines the timing and amount of awards and the specific provisions of award agreements which may include, for example, provisions for the forfeiture of an award if the participant competes with ITW or engages in other conduct that adversely affects ITW, and provisions allowing acceleration of exercisability or the lapse of restrictions in the event of death, disability, retirement or other specified event. The number of key employees and non-employee directors who will participate in the future, and the amounts of any awards, cannot now be determined. With respect to the prior plans, on March 1, 2006, approximately 523 key employees were eligible to participate in the 1996 Plan and all non-

employee directors were eligible to participate in the Directors’ Restricted Stock Plan and the Directors’ Fee Conversion Plan.
          Number of Shares of Common Stock. The number of shares of ITW common stock that may be issued under the 2006 Stock Incentive Plan is 35,000,000, which represents 12.5% of the shares issued and outstanding on February 1, 2006. Shares issuable under the 2006 Stock Incentive Plan consist of authorized but unissued shares or treasury shares, and include shares previously reserved for issuance under the 1996 Plan and the Directors’ Fee Conversion Plan. As of February 1, 2006, the 1996 Plan and the Directors’ Fee Conversion Plan had a total of 7,204,502 shares remaining for future grants of options and other incentives. If any outstanding awards granted under the 2006 Stock Incentive Plan terminate or lapse, the shares reserved for those awards will be available for subsequent awards. In the event of any change in the outstanding shares of ITW common stock by reason of a stock dividend or split, recapitalization, merger or similar corporate event, the number of shares reserved for issuance, the aggregate number of shares of common stock subject to each outstanding award, and the fair market value applicable to each award, will be appropriately adjusted by the Compensation Committee.
          Any shares of ITW common stock surrendered or withheld in payment of the exercise price of a stock option, or in satisfaction of any tax liabilities resulting from an award, will be added to the aggregate shares of common stock available for issuance. No award granted under the 2006 Stock Incentive Plan may be transferred, except by will, the laws of descent and distribution, pursuant to a qualified domestic relations order, or as may be permitted by the Compensation Committee with respect to a stock option (other than an incentive stock option).
          Stock Options. Options, including incentive stock options satisfying Internal Revenue Code (the “Code”) requirements, may be granted under the 2006 Stock Incentive Plan under terms and conditions established by the Compensation Committee. Options must have an exercise price of not less than the fair market value of ITW common stock (the average of the high and low trading prices) on the date of grant and must expire ten years from grant. For example, on February 1, 2006, the fair market value of ITW common stock was $84.16 per share. Options for more than 500,000 shares of common stock may not be granted in any calendar year to any participant. The exercise price of a stock option may be paid in cash, through the surrender of previously-acquired shares of ITW common stock, by any other method approved by the Compensation Committee, or through a combination of the foregoing. The 2006 Stock Incentive Plan prohibits (i) the repricing of an outstanding stock option and (ii) the grant of a reload or restorative option for the number of shares surrendered in payment of an option’s exercise price.
          Stock Awards. Awards of ITW common stock to key employees and non-employee directors may be made on terms and conditions fixed by the Compensation Committee, including restrictions as to vesting or transferability of the award. If the Committee intends a restricted share award to qualify as performance-based compensation under Code Section 162(m), those restricted shares will vest on the attainment of performance goals as described under “Performance Units” below. Key employees who are ITW officers may elect to convert up to 50% of their bonuses, and non-employee directors may elect to convert all or any portion of their fees, into shares of ITW common stock to be issued to them under the

2006 Stock Incentive Plan. The number of shares to be issued to the key employee or non-employee director who so elects is determined by dividing the dollar amount of the bonus or fee subject to the election by the fair market value of ITW common stock on the date the bonus or fee otherwise would have been paid in cash to the key employee or director. Stock awards for more than 500,000 shares of ITW common stock may not be granted in any calendar year to any participant.
          Performance Units. The Compensation Committee may award performance units that are earned to the extent performance goals are attained. The Committee will establish in writing the target cash value or number of shares of ITW common stock for each performance unit award, the duration of the performance period and the specific performance goals. If the Committee intends for performance units to qualify as performance-based compensation under Code Section 162(m), the participant’s performance goals will be established by the Committee prior to, or within 90 days following, the commencement of the applicable performance period. The performance goals are based on objective criteria, which may be any of the following: generation of free cash, earnings per share, revenues, market share, stock price, cash flow, retained earnings, results of customer satisfaction surveys, aggregate product price and other product price measures, diversity, safety record, acquisition activity, management succession planning, improved asset management, improved operating margins, increased inventory turns, product development and liability, research and development integration, proprietary protections, legal effectiveness, handling SEC or environmental issues, manufacturing efficiencies, system review and improvement, service reliability and cost management, operating expense ratios, total stockholder return, return on sales, return on equity, return on invested capital, return on assets, return on investment, net income, operating income, and the attainment of one or more performance goals relative to the performance of other corporations. Following the performance period, the Committee will determine the extent to which performance goals have been met and compute the payment to be received by each participant. For performance unit awards intended to qualify as performance-based compensation under Code Section 162(m), the maximum amount payable in cash to a participant in any calendar year is $5,000,000, and the maximum number of shares of ITW common stock that may be issued to a participant in any calendar year is 500,000.
          Restricted Stock Units. Restricted stock units may be granted under terms and conditions determined by the Compensation Committee including, but not limited to, provisions for (i) the vesting of the units, (ii) the lapse of restrictions in the event of death, disability, retirement or other specified event, and (iii) the payment of vested units in the form of an equivalent number of shares of ITW common stock or cash. Additional restricted stock units are credited to each participant with respect to his or her current restricted stock units, to reflect dividends paid to stockholders with respect to their ITW common stock. If the Compensation Committee intends that a grant of restricted stock units qualify as performance-based compensation under Code Section 162(m), those units will vest upon the attainment of performance goals as described in “Performance Units” above. Upon the vesting of a participant’s restricted stock units, the participant receives a share of ITW common stock with respect to each vested restricted stock unit, with any fractional unit to be paid in cash based on the fair market value of ITW common stock on the distribution date. If the Compensation Committee determines in its sole discretion that a participant’s vested restricted stock units shall be paid in cash, the amount of cash is determined by multiplying the number of vested units by the fair market value of ITW common stock on the distribution date. With respect to those restricted stock units intended to qualify as performance-based compensation under Code Section 162(m), the maximum amount payable in cash to a participant in any calendar year is $5,000,000, and the maximum aggregate number of shares of ITW common stock that may be issued to a participant in any calendar year is 500,000.
          Stock Appreciation Rights. Stock appreciation rights may be granted in connection with a stock option or may be granted independently. Stock appreciation rights for more than 500,000 shares of ITW common stock may not be granted in any calendar year to any participant. The holder of a stock appreciation right receives upon exercise or, if applicable, on the date the related stock option is surrendered, an amount of cash or shares of ITW common stock not exceeding the excess of the fair market value on the exercise date over the fair market value on the grant date, multiplied by the number of shares covered by the right.
          Corporate Change. In the event of a “corporate change”, all awards will immediately vest, all stock options and stock appreciation rights automatically become fully exercisable, a prorated portion of the maximum value of all performance units will be immediately paid out in cash, and all restricted stock units will be immediately paid out in cash. A “corporate change” may be (i) a dissolution, (ii) a merger, consolidation, reorganization or similar transaction after which the stockholders immediately prior to the effective date thereof hold less than 70% of the outstanding common stock of the surviving entity, (iii) a sale of ITW’s assets having a gross fair market value of at least 40% of the total gross fair market value of all of ITW’s assets, or (iv) more than a 50% turnover in the membership of the Board of Directors under circumstances not approved by the then current Board.
          Awards Granted under Prior Plans. No awards will be made under the 2006 Stock Incentive Plan until stockholder approval is obtained. It is not possible at this time to determine all of the specific awards that will be made in 2006 and future years under the 2006 Stock Incentive Plan. In 2005, no awards were granted to any executive officers or other employees under the 1996 Plan. On February 1, 2006, stock options (at an exercise price of $84.16 per share) were granted under the 1996 Plan as follows: (i) W. James Farrell — none, David B. Speer — 200,000 options, Frank S. Ptak — none, Russell M. Flaum — 40,000 options, Thomas J. Hansen — 75,000 options, Hugh J. Zentmyer — 40,000 options and David T. Flood — 40,000 options, (ii) 655,000 options were granted to all current executive officers as a group, and (iii) 1,100,780 options were granted to all employees, including all current officers who are not executive officers, as a group. Non-employee directors were not eligible to participate in the 1996 Plan.
          As of March 1, 2006, stock options granted under the 1996 Plan since its inception in 1979 (adjusted for all stock splits) are as follows: (i) Mr. Farrell — 2,644,863 options, Mr. Ptak — 1,142,000 options, Mr. Speer — 703,000 options, Mr. Flaum — 423,000 options, Mr. Hansen — 447,800 options, Mr. Zentmyer — 345,000 options and Mr. Flood — 258,800 options, (ii) 6,081,813 options have been granted to all current executive officers as a group, and (iii) 3,245,577 options have been granted to all employees, including all current officers who are not executive officers, as a group.

          Under the Directors’ Fee Conversion Plan, no shares of ITW common stock were issued, and 3,322 share units were credited, to non-employee directors during 2005. No shares of ITW common stock were issued pursuant to the Directors’ Restricted Stock Plan during 2005, although prior grants of restricted shares to non-employee directors participating in the Plan vested on January 3, 2005 and January 3, 2006.
          Amendment or Termination. The Board may at any time amend or terminate the 2006 Stock Incentive Plan as it deems advisable and in ITW’s best interests; provided, that (i) no amendment or termination may adversely affect the rights of any key employee or non-employee director under any outstanding award in any material way without his or her consent, unless such amendment or termination is required by applicable law or stock exchange rule, (ii) no amendment may be made without stockholder approval if stockholder approval is required by law or stock exchange rule, and (iii) no amendment to the 2006 Stock Incentive Plan or any outstanding stock option shall be effective if it results, or may result, in the repricing of an option or in the grant of a reload or restorative option. No awards shall be granted under the 2006 Stock Incentive Plan on or after February 10, 2016.
          Federal Income Tax Consequences. Under current federal tax law, upon exercise of a stock option the holder recognizes ordinary income, and ITW is entitled to a deduction, equal to the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price. Upon the exercise of an incentive stock option, the holder does not recognize ordinary income if, at all times during the period beginning on the grant date and ending on the day three months before the exercise date, the holder was an ITW employee and certain other requirements are satisfied. However, the difference between the exercise price of the incentive stock option and the fair market value of the shares acquired upon exercise of the option may be subject to the alternative minimum tax.
          Stock awards are taxable as ordinary income to the holder and deductible by ITW in the year paid in an amount equal to the fair market value of the shares received. If the shares are subject to restrictions involving both vesting and nontransferability, the recipient’s taxable income and ITW’s deduction may be deferred and measured by the fair market value of the shares at the time that the first of the two restrictions lapse. Performance units, restricted stock units and stock appreciation rights result in ordinary income to the holder and a tax deduction for ITW at the time of payment of the units or exercise of the stock appreciation rights. The amount of the income and deduction equals the value of any cash or shares of ITW common stock received.
          ITW withholds any federal, state or local taxes applicable to any grant, exercise, vesting, distribution or other event giving rise to income tax liability with respect to an award. In order to satisfy all or a portion of any income tax liability, the holder of the award may elect to surrender previously acquired ITW common stock or to have ITW withhold common stock that would otherwise have been issued pursuant to the exercise of a stock option or in connection with any other award; provided that any withheld common stock, or any surrendered common stock previously acquired from ITW and held by the individual for less than six months, may only be used to satisfy the minimum tax withholding required by law.
The Board of Directors recommends a vote “FOR” the approval
of the Illinois Tool Works Inc. 2006 Stock Incentive Plan

Ratification of the Appointment of
Independent Public Accountants
           The Audit Committee has engaged Deloitte & Touche LLP to serve as ITW’s independent public accountants for the fiscal year ending December 31, 2006. Deloitte & Touche LLP has been employed to perform this function for ITW since 2002.
Audit Fees
          Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) will bill us approximately $8,990,000 for professional services in connection with the 2005 audit, as compared with $8,022,000 for the 2004 audit of the annual financial statements and internal controls. These fees relate to: (i) the audit of the annual financial statements included in our Annual Report on Form 10-K; (ii) the review of the quarterly financial statements included in our Quarterly Reports on Form 10-Q; (iii) the internal controls audit required by Section 404 of the Sarbanes-Oxley Act of 2002; and (iv) statutory audits.
Audit-Related Fees
          During 2005 and 2004, the Deloitte Entities billed us approximately $264,000 and $761,000, respectively, for audit-related services. These fees relate to work performed with respect to consulting on actions required by the Sarbanes-Oxley Act of 2002, acquisition-related due diligence, and other technical accounting assistance.
Tax Fees
          These fees include work performed by the Deloitte Entities for 2005 and 2004 with respect to tax compliance services such as assistance in preparing various types of tax returns globally ($3,569,000 and $7,289,000, respectively) and tax planning services, often related to our many acquisitions and restructurings ($6,939,000 and $3,182,000, respectively).
All Other Fees
          The aggregate fees for all other services rendered by the Deloitte Entities for 2005 and 2004 were approximately $5,000 and $3,000, respectively. These fees relate primarily to risk reviews performed at operating units.
Audit Committee Pre-Approval Policies
          The Audit Committee has adopted policies and procedures for pre-approval of all audit and non-audit related work to be performed by ITW’s independent public accountants. As a part of those procedures, the Audit Committee performs a qualitative analysis of all non-audit work to be performed by our independent public accountants. Each year, the Audit Committee receives a detailed list of the types of audit-related and non-audit related services to be performed, along with estimated fee amounts. The Audit Committee then reviews and pre-approves audit work and certain categories of tax and other non-audit services that may be performed. In conducting its analysis, the Audit Committee carefully contemplates the nature of the services to be provided and considers whether such services: (i) are prohibited under applicable rules; (ii) would result in our independent public accountants auditing their own work; (iii) would result in our independent public accountants performing management functions; (iv) would place our independent public accountants in a position of acting as an advocate for the company; or (v) would present a real risk of a conflict of interest or otherwise impair our independent public accountants’ independence. The Audit Committee also annually pre-approves the budget for annual GAAP, statutory and benefit plan audits. ITW’s management provides quarterly updates to the Audit Committee regarding year-to-date expenditures versus budget for audit and non-audit services. The Audit Committee then considers whether specific projects or expenditures could potentially affect the independence of ITW’s independent public accountants.
          Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of Deloitte & Touche LLP as our independent public accountants. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement and respond to questions.
The Board of Directors recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP

Stockholder Proposal
China Business Principles
for Rights of Workers in China
           Jill Ratner, the holder of 100 shares of ITW common stock, whose address is 6133 Lawton Avenue, Oakland, California 94618, has notified us that she intends to present the following resolution at the Annual Meeting. Ms. Ratner’s resolution and supporting statement are followed by a statement and a recommendation from the ITW Board of Directors. The ITW Board of Directors accepts no responsibility for the proposed resolution and supporting statement.
          WHEREAS: our company’s business practices in China respect human and labor rights of workers. The first nine principles below were designed to commit a company to a widely accepted and thorough set of human and labor rights standards for China. They were defined by the International Labor Organization and the United Nations Covenants on Economic, Social & Cultural Rights, and Civil & Political Rights.

(1)	No goods or products produced within our company’s facilities or those of suppliers shall be manufactured by bonded labor, forced labor, within prison camps or as part of reform-through-labor or reeducation-through-labor programs.

(2)	Our facilities and suppliers shall adhere to wages that meet workers’ basic needs, fair and decent working hours, and at a minimum, to the wage and hour guidelines provided by China’s national labor laws.

(3)	Our facilities and suppliers shall prohibit the use of corporal punishment, any physical, sexual or verbal abuse or harassment of workers.

(4)	Our facilities and suppliers shall use production methods that do not negatively affect the worker’s occupational safety and health.

(5)	Our facilities and suppliers shall not call on police or military to enter their premises to prevent workers from exercising their rights.

(6)	We shall undertake to promote the following freedoms among our employees and the employees of our suppliers: freedom of association and assembly, including the rights to form unions and bargain collectively; freedom of expression, and freedom from arbitrary arrest or detention.

(7)	Company employees and those of our suppliers shall not face discrimination in hiring, remuneration or promotion based on age, gender, marital status, pregnancy, ethnicity, region of origin, labor, political or religious activity, or on involvement in demonstrations, past records of arrests or internal exile for peaceful protest, or membership in organizations committed to non-violent social or political change.

(8)	Our facilities and suppliers shall use environmentally responsible methods of production that have minimum adverse impact on land, air and water quality.

(9)	Our facilities and suppliers shall prohibit child labor, at a minimum comply with guidelines on minimum age for employment within China’s national labor laws.

(10)	We will not sell or provide products or technology in China that can be used to commit human rights violations or labor rights abuse.

(11)	We will issue annual statements to the China Working Group detailing our efforts to uphold these principles and to promote these basic freedoms.

RESOLVED: Stockholders request the Board of Directors to make all possible lawful efforts to implement and/or increase activity on each of the principles named above in the People’s Republic of China.
SUPPORTING STATEMENT:
          As U.S. companies import more goods, consumer and stockholder concern is growing about working conditions in China that fall below basic standards of fair and humane treatment. We hope that our company can prove to be a leader in its industry and embrace these principles.
Board of Directors Statement in Opposition:
          The Board recommends a vote AGAINST this proposal.
          ITW is a socially responsible company supporting human rights for our employees, not only in China, but all over the world. We have operated in an international environment for over 50 years. We are committed to just, open-minded and non-discriminatory labor practices. We have in place policies and practices designed to ensure that our employees’ rights are respected and protected.
          As a global company, we believe that we must establish a set of uniform standards and policies applicable to our employees worldwide, rather than adopting principles, like those in the proposal, that have limited applicability to a single country. Thus, we have adopted and actively enforce our Statement of Principles of Conduct, which requires that every ITW employee and director comply with all applicable laws, rules and regulations of the various countries in which we operate. You can find our Statement of Principles of Conduct on our website, www.itw.com, under the heading “Investor Relations — Corporate Governance”. We are committed to fair treatment for employees and prohibit harassment and discrimination on the basis of race, creed, color, national origin, gender, age, disability and sexual orientation. Our operations must comply with national employment standards where we do business, including complying with all applicable minimum age requirements for employment, prohibiting pregnancy testing as a condition of employment, prohibiting the use of involuntary labor and providing compensation at least equal to the legal minimum wage. We will not knowingly do business with suppliers who violate applicable minimum age requirements in the countries in which the supplier operates. Our adoption of common standards for our worldwide operations, including those in China, has proven to be effective in managing our global operations and in providing a comparable level of protections for employees to those championed by the proposal.

          Compliance with the principles set forth in the proposal would be difficult to measure, time-consuming and costly and would result in a diversion of resources. In addition, in 2000 the United States Congress passed legislation that conferred upon China permanent normal trade relations status and provided for the establishment of a Congressional-Executive Commission to monitor the status of human rights and the development of the rule of law in China. We believe that this Commission is the appropriate body to which the type of concerns underlying the proposal should be directed.
          The proponent submitted this proposal for consideration at our 2005 Annual Meeting; however, the proposal was withdrawn at the meeting based on our commitment that members of ITW’s management team would travel to China to evaluate the need to implement a separate supplier code of conduct. In September 2005, ITW management visited the facilities of seven (7) of the Chinese suppliers to our local operations and reported their findings to the Board. Their findings confirmed that ITW’s suppliers in China primarily process raw materials for use in our products and that much of the processing occurs through the use of highly automated equipment. Because their operations are more process oriented and not labor intensive and because their workforce tends to be more technologically trained, we determined that our Statement of Principles of Conduct is sufficient to ensure appropriate business practices. We have, however, created a supplier version of our current code of conduct, which will be distributed to our suppliers to ensure that they are aware that our Statement of Principles of Conduct applies to them.
          We are confident that ITW’s management team will continue to act responsibly in our business relationships with China and the rest of the world.
For the foregoing reasons, your Board of Directors believes that this proposal is not in the best interests of ITW or its stockholders and unanimously recommends that you vote AGAINST this proposal

Stockholder Proposal
Director Election Majority Vote Standard
           The United Brotherhood of Carpenters and Joiners of America, the holder of approximately 5,000 shares of ITW common stock, whose address is 101 Constitution Avenue, N.W., Washington, D.C. 20001, has notified us that it intends to present the following resolution at the Annual Meeting. The proposed resolution and supporting statement are followed by a statement and a recommendation from the ITW Board of Directors. The ITW Board of Directors accepts no responsibility for the proposed resolution and supporting statement.

Resolved: That the shareholders of Illinois Tool Works, Inc. (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.
Supporting Statement:
          Our Company is incorporated in Delaware. Delaware law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). The law provides that if the level of voting support necessary for a specific action is not specified in the corporation’s certificate of or bylaws, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.”
          Our Company presently uses the plurality vote to elect directors. This proposal requests that the Board initiate a change in the Company’s director election vote standard to provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.
          We believe that a majority vote standard in director elections would give shareholders a meaningful role in the director election process. Under the Company’s current standard, a nominee in a director election can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from that nominee. The majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.
          The majority vote proposal received high levels of support last year, winning majority support at Advanced Micro Devices, Freeport McMoRan, Marathon Oil, Marsh and McClennan, Office Depot, Raytheon, and others. Leading proxy advisory firms recommended voting in favor of the proposal.
          Some companies have adopted board governance policies requiring director nominees that fail to receive majority support from shareholders to tender their resignations to the board. We believe that these policies are inadequate for they are based on continued use of the plurality standard and would allow director nominees to be elected despite only minimal shareholder support. We contend that changing the legal standard to a majority vote is a superior solution that merits shareholder support.
          Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent director nominees who fail to receive a majority vote under a majority vote standard and whether a plurality vote standard may be appropriate in director elections when the number of director nominees exceeds the available board seats.
          We urge your support for this important director election reform.
Board of Directors Statement in Opposition:
          The Board recommends a vote AGAINST this proposal.
          The public shareholders of most of the largest corporations in America (as identified by Fortune magazine) elect their Boards of Directors by plurality vote. This methodology is known to and understood by shareholders and is used by corporations that have been identified as leaders in corporate governance reforms. The proposal would alter this longstanding and widespread director election voting procedure. We do not believe that electing directors under a different standard would result in a more effective Board.
          We do not have a staggered Board, so each year every director must be elected by our stockholders. For the past ten years, each director nominee has received the affirmative vote of more than 75% of the shares voted through the plurality process. Last year, each member of your current Board received the affirmative vote of more than 94% of the shares voted through this process. The proposal suggests, however, that your Board is being elected by minimal affirmative votes. We do not believe that the facts, as stated above, support this conclusion.
          Although majority voting for the election of directors may appear straightforward and democratic, we believe that the proposal is incomplete in that it does not address what would occur if a candidate does not receive a majority vote. The proposal may result in unintended consequences that would not be in the best interests of stockholders. For example, since the proposal requires directors to be elected by a majority of the votes cast, nominees who receive less than 50 percent of the votes cast would not be elected. Under Delaware law, a director serves until a successor is elected, so an incumbent director who does not receive a majority of the votes cast would nonetheless remain on the Board indefinitely as a “holdover” until a successor were elected by a majority vote at a subsequent stockholder meeting or until resignation. In addition, if a new director nominee does not receive a majority of the votes cast, there will be a vacancy on the Board that would be filled by the directors, not the stockholders. We do not believe that these results are beneficial to stockholders or an improvement over the current plurality voting system.
          As well as being incomplete and potentially having unintended consequences, we believe that it would be premature to adopt a majority vote requirement. Recently, majority voting to elect directors has become a popular and widely debated issue. The American Bar Association Section of Business Law Committee on Corporate Laws has undertaken an analysis of legal issues related to voting for directors, including a majority vote standard, and in June 2005 published a Discussion Paper, which elicited input and suggestions of alternative courses of action. On January 17, 2006, the Committee released a preliminary report proposing possible amendments to the Model Business Corporation Act (“MBCA”) addressing the majority voting issue. In that report, the American Bar Association (“ABA”) recommended that plurality voting remain the statutory default standard, but recommended revisions to the MBCA that would allow a corporation to “opt-out” of the plurality standard and would allow the adoption of a bylaw provision implementing a majority vote standard. The ABA report is still preliminary, and the ABA has requested comments to its proposal prior to approval. In addition, a Working Group consisting of ten major public companies and certain stockholder groups was formed to examine majority voting issues. The Working Group is expected to release recommendations in 2006. The anticipated result of these efforts is the development and refinement of best practices related to voting for the election of directors and alternative proposals for modifying the current plurality system that address the problems and unanticipated consequences of this proposal.
          We are committed to good governance practices and have implemented a variety of measures, which we discuss elsewhere in this proxy statement, to strengthen our corporate governance. In particular, the Board felt it appropriate to respond to the concerns that have been raised about plurality voting standards and has amended our Corporate Governance Guidelines to provide that, in the event that a director is not elected by a majority of the votes cast, the director will promptly tender his or her resignation. The Corporate Governance and Nominating Committee of the Board will consider the resignation and recommend to the Board whether to accept or reject it. In considering the resignation, the Committee will take into account such factors as the stated reasons why stockholders withheld votes for the election of the director, the length of service and qualifications of the director, the director’s contributions to ITW and our Corporate Governance Guidelines. We intend to continue to follow and evaluate developments in this area and to consider carefully whether further changes to our policies are appropriate and in the best interests of ITW and its stockholders.
For the foregoing reasons, your Board of Directors believes that this proposal is not in the best interests of ITW or its stockholders and unanimously recommends that you vote AGAINST this proposal

APPENDIX A
CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

I.	Introduction
To be considered independent, a director of the Company must meet all of the following Categorical Standards for Director Independence. In addition, a director who is a member of the Company’s Audit Committee must meet the heightened criteria set forth below in Section IV to be considered independent for the purposes of membership on the Audit Committee. These categorical standards may be amended from time to time by the Company’s Board of Directors.
Directors who do not meet these categorical standards for independence can also make valuable contributions to the Company and its Board of Directors by reason of their knowledge and experience.
In addition to meeting the standards set forth below, a director will not be considered independent unless the Board of Directors of the Company affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its determination, the Board of Directors shall broadly consider all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. For this purpose, the Board does not need to reconsider relationships of the type described in Section III below if such relationships do not bar a determination of independence in accordance with Section III below.

II.	Definitions
An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. When considering the application of the three-year period referred to in each of paragraphs III.1 through III.5 below, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.
The “Company” includes any subsidiary in its consolidated group.

III.	Standards for Directors
The following standards have been established to determine whether a director of the Company is independent:

1.	A director is not independent if the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer[1], of the Company. Employment as an interim Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment.

2.	A director is not independent if the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on

1 For purposes of this paragraph III, the term “executive officer” has the same meaning specified for the term “officer” in Rule 16(a)-1(f) under the Securities Exchange Act of 1934. Rule 16a-1(f) defines “officer” as a company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the company. Officers of the company’s parent(s) or subsidiaries shall be deemed officers of the company if they perform such policy-making functions for the company.

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continued service). Compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test.

3.	A director is not independent if: (A) the director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

4.	A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

5.	A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.[2]

6.	Stock ownership in the Company by directors is encouraged and the ownership of a significant amount of stock, by itself, does not bar a director from being independent.

IV.	Standards for Audit Committee Members
In addition to satisfying the criteria set forth in Section III above, directors who are members of the Company’s Audit Committee will not be considered independent for purposes of membership on the Audit Committee unless they satisfy the following criteria:

1.	A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board committee, accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

2.	A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee, be an affiliated person of the Company or any subsidiary thereof.

3.	If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee.

2 In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; the Company need not consider former employment of the director or immediate family member. Contributions to tax-exempt organizations shall not be considered “payments” for purposes of this test, provided, however, that the Company shall disclose in its annual proxy statement any such contributions made by the Company to any tax-exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the Company to the organization exceeded the greater of $1 million, or 2% of such tax exempt organization’s consolidated gross revenues.

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Illinois Tool Works Inc.
2006 Stock Incentive Plan
Approved by the Board of Directors on February 10, 2006
and by the Stockholders on May 5, 2006

Illinois Tool Works Inc. 2006 Stock Incentive Plan
Section 1.      Purpose.
          The purpose of the Illinois Tool Works Inc. 2006 Stock Incentive Plan (the “Plan”) is to encourage Key Employees and Directors to have a greater financial interest in the Company through ownership of its Common Stock. The Plan, which subject to stockholder approval shall be effective May 5, 2006, is an amendment and restatement of the Illinois Tool Works Inc. 1996 Stock Incentive Plan, as amended (the “1996 Plan”). The Premark International, Inc. 1994 Incentive Plan (the “Premark Plan”) was merged into the 1996 Plan effective May 9, 2003.
          The Company hereby amends and restates the 1996 Plan to merge the non-deferral provisions of the Illinois Tool Works Inc. Non-Officer Directors’ Fee Conversion Plan (the “Directors’ Fee Conversion Plan”) into the Plan, change the name of the 1996 Plan to the “Illinois Tool Works Inc. 2006 Stock Incentive Plan,” and make other desired changes as provided herein.
Section 2.      Definitions.
          Board: The Board of Directors of the Company.
          Code: The Internal Revenue Code of 1986, as amended.
          Committee: The Compensation Committee of the Board or such other committee as shall be appointed by the Board to administer the Plan pursuant to Section 3.
          Common Stock: The Common Stock, without par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 10.
          Company: Illinois Tool Works Inc., a Delaware corporation, and any successor thereto.
          Corporate Change: Any of the following: (i) the dissolution of the Company; (ii) the merger, consolidation or reorganization of the Company with any other corporation, or any similar transaction, after which the holders of Common Stock immediately prior to the effective date thereof hold less than 70% of the outstanding common stock of the surviving or resulting entity; (iii) the sale to any person or entity, other than a wholly owned subsidiary, of Company assets having a total gross fair market value of at least 40% of the total gross fair market value of all Company assets; (iv) any person or group of persons acting in concert, other than descendants of Byron L. Smith and trusts for the benefit of such descendants, or entity becomes the beneficial owner, directly or indirectly, of more than 30% of the outstanding Common Stock; or (v) the individuals who, as of the close of the most recent annual meeting of the Company’s stockholders, are members of the Board (the “Existing Directors”) cease for any reason to constitute more than 50% of the Board; provided, however, that if the election, or nomination for election, by the Company’s stockholders of any new director was approved by a vote of at least 50% of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of an actual or threatened solicitation of proxies by or on behalf of anyone other than the Board.
          Covered Employee: A Key Employee who is or is expected to be a “covered employee” under Code Section 162(m) for the year in which an Incentive is taxable to such employee.
          Director: An individual who is a member of the Board but who is not an employee of the Company.
          Fair Market Value: The average of the highest and lowest price at which Common Stock was traded on the relevant date, as reported in the “NYSE-Composite Transactions” section of the Midwest Edition of The Wall Street Journal, or, if no sales of Common Stock were reported for that date, on the most recent preceding date on which Common Stock was traded.
          Incentive Stock Option: An Option as defined in Code Section 422.
          Incentives: Options (including Incentive Stock Options), Stock Awards, Performance Units, Restricted Stock Units and Stock Appreciation Rights.
          Key Employee: An employee of the Company who has been approved by the Committee for participation in the Plan.
          Option: An option to purchase shares of Common Stock granted to a Participant pursuant to Section 5.
          Participant: A Key Employee or Director who has been granted an Incentive.
          Performance Unit: A unit representing a cash sum or a share of Common Stock that is granted to a Participant pursuant to Section 7.
          Plan: The Illinois Tool Works Inc. 2006 Stock Incentive Plan, as amended from time to time.
          Restricted Stock: Shares of Common Stock issued subject to restrictions pursuant to Section 6(b).
          Restricted Stock Unit: A unit representing a share of Common Stock that is granted to a Participant pursuant to Section 8.
          Stock Appreciation Right: An award granted to a Participant pursuant to Section 9.
          Stock Award: An award of Common Stock granted to a Participant pursuant to Section 6.
Section 3.      Administration.
          (a) Committee. The Plan shall be administered by the Committee, which shall be composed of “independent directors” as defined in the New York Stock Exchange Listed Company Manual. To the extent required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, each member of the Committee shall qualify as a “non-employee

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director” as defined therein. To the extent required to comply with Code Section 162(m) and the related regulations, each member of the Committee shall qualify as an “outside director” as defined therein.
          (b) Authority of the Committee. The Committee shall have the authority to approve Key Employees and Directors for participation in the Plan, to approve the number and types of Incentives and other terms and conditions, to construe and interpret the Plan, and to establish, amend or waive rules and regulations for its administration.
          (c) Incentive Provisions. Incentives may be subject to such provisions as the Committee shall deem advisable, which may be amended by the Committee from time to time; provided that no such amendment may adversely affect the rights of the holder of an Incentive without his/her consent. Incentive provisions may include, without limitation, provisions for the forfeiture of, or restrictions on resale or other disposition of Common Stock acquired under, any Incentive; provisions to comply with Federal or state securities laws and stock exchange rules; provisions allowing acceleration of exercise or the lapse of restrictions in the event of death, disability, retirement or other specified event; understandings or conditions as to the Participant’s employment in addition to those specifically provided for under the Plan; and provisions allowing the deferral of the receipt of Incentives for such period and upon such terms and conditions as the Committee shall determine.
Section 4.      Common Stock Subject to Plan.
          Subject to Section 10, the aggregate number of shares of Common Stock that may be issued under the Plan, consisting of shares of Common Stock authorized but not issued or treasury shares, and including shares previously reserved for issuance under the 1996 Plan and the Directors’ Fee Conversion Plan, is 35,000,000. In the event of a lapse, expiration, termination, forfeiture or cancellation of any Incentive granted under the Plan, the Common Stock subject to or reserved for such Incentive may be used again for a new Incentive hereunder. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 13(e) or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 5(e) shall be added to the aggregate number of shares of Common Stock available for issuance.
Section 5.      Options.
          (a) Option Agreement. Options may be granted on terms and conditions established by the Committee. The grant of each Option shall be evidenced by a written agreement specifying the type of Option granted, the exercise period, the exercise price, the method of payment of the exercise price, the expiration date, the number of shares of Common Stock subject to each Option and such other terms and conditions, as may be established by the Committee. Each Option shall become exercisable as provided in the agreement; provided that the Committee shall have the discretion, among other things, to accelerate the date as of which any Option shall become exercisable and extend the period during which the Option may be exercised, in the event of the Participant’s termination of employment with the Company or service on the Board. The Committee may condition the exercisability of any Option on the completion of a specific period of employment or service, or upon the

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attainment of Company or individual performance goals. Any Option granted under the Plan, including any Option previously granted under the Premark Plan, shall be governed by the terms of the applicable Option agreement.
          (b) Price. The exercise price per Option share shall be not less than the Fair Market Value on the grant date. The aggregate exercise price of Incentive Stock Options exercisable for the first time by a Key Employee during any calendar year shall not exceed $100,000.
          (c) Limitations. Options for more than 500,000 shares of Common Stock may not be granted in any calendar year to any Participant. Incentive Stock Options (i) may not at any time be granted to Directors, and (ii) may not be exercised if at any time more than 10,000,000 shares of Common Stock have already been issued pursuant to the exercise of Incentive Stock Options.
          (d) Duration. Each Option shall expire at such time as the Committee may determine at the time of grant, provided that Incentive Stock Options must expire not later than ten years from the grant date.
          (e) Payment. The exercise price of an Option shall be paid in full at the time of exercise (i) in cash, (ii) by the surrender of Common Stock previously acquired by the Incentive holder, (iii) by any other method approved by the Committee, or (iv) by a combination of the foregoing as approved by the Committee.
Section 6.      Stock Awards.
          (a) Grant of Stock Awards. Stock Awards may be made to Key Employees and Directors on terms and conditions established by the Committee. The recipient of Common Stock pursuant to a Stock Award shall be a stockholder of the Company with respect thereto, fully entitled to receive dividends, vote and exercise all other rights of a stockholder except to the extent otherwise provided in the Stock Award. Key Employees who are ITW officers may elect to convert up to 50% of their bonuses, and Directors may elect to convert all or any portion of their fees, into shares of Common Stock to be issued to them pursuant to this Section 6(a). The number of shares to be issued to the Key Employee or Director who so elects is determined by dividing the dollar amount of the bonus or fee subject to the election by the Fair Market Value of the Common Stock on the date the bonus or fee otherwise would have been paid in cash to the Key Employee or Director. Stock Awards (including Restricted Stock awards) for more than 500,000 shares of Common Stock may not be granted in any calendar year to any Participant.
          (b) Restricted Stock. Stock Awards may be in the form of Restricted Stock. Restricted Stock may not be sold by the holder, or subject to execution, attachment or similar process, until the lapse of the applicable restriction period or satisfaction of other conditions specified by the Committee. If the Committee intends the Restricted Stock granted to any Covered Employee to satisfy the performance-based compensation exemption under Code Section 162(m) (“Qualifying Restricted Stock”), the extent to which the Qualifying Restricted Stock will vest shall be based on the attainment of performance goals established in writing by the Committee from the list in Section 7(b) prior to, or within

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90 days following, the commencement of the performance period. The level of attainment of such performance goals and the corresponding number of vested shares of Qualifying Restricted Stock shall be certified by the Committee in writing pursuant to Code Section 162(m) and the related regulations.
Section 7.      Performance Units.
          (a) Grant of Performance Units. Performance Units may be granted on terms and conditions set forth by the Committee prior to, or within 90 days following, the commencement of the applicable performance period. At such time, the Committee shall establish in writing (i) an initial target value or number of shares of Common Stock for the Performance Units to be granted to a Participant, (ii) the form of payment which may be cash or shares of Common Stock, or a combination thereof, (iii) the duration of the performance period, and (iv) the specific, objective performance goals to be attained, including performance levels at which various percentages of Performance Units will be earned.
          (b) Performance Goals. If the Committee intends the Performance Units granted to any Covered Employee to satisfy the performance-based compensation exemption under Code Section 162(m) (“Qualifying Performance Units”), the Committee shall specify (i) the minimum level of attainment to be met to earn any portion of the Performance Units, and (ii) the performance goals which shall be based on one or more of the following objective criteria: generation of free cash, earnings per share, revenues, market share, stock price, cash flow, retained earnings, results of customer satisfaction surveys, aggregate product price and other product price measures, diversity, safety record, acquisition activity, management succession planning, improved asset management, improved operating margins, increased inventory turns, product development and liability, research and development integration, proprietary protections, legal effectiveness, handling SEC or environmental issues, manufacturing efficiencies, system review and improvement, service reliability and cost management, operating expense ratios, total stockholder return, return on sales, return on equity, return on invested capital, return on assets, return on investment, net income, operating income, and the attainment of one or more performance goals relative to the performance of other corporations.
          (c) Payment of Performance Units. After the end of a performance period, the Committee shall certify in writing the extent to which performance goals have been met and shall compute the payout to be received by each Participant. With respect to Qualifying Performance Units, for any calendar year, the maximum amount payable in cash to any Covered Employee shall be $5,000,000, and the aggregate number of shares of Common Stock that may be issued to any Covered Employee may not exceed 500,000. The Committee may not adjust upward the amount payable to any Covered Employee with respect to Qualifying Performance Units. The Committee may also provide for pro rata payment of Performance Units to a Participant upon retirement, disability or other termination of employment.

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Section 8.      Restricted Stock Units.
          (a) Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants on terms and conditions set forth by the Committee which may include, without limitation, provisions for (i) the vesting of the Restricted Stock Units, (ii) the lapse of restrictions in the event of death, disability, retirement or other specified event, and (iii) the payment of vested Restricted Stock Units in the form of an equivalent number of shares of Common Stock or cash. Additional Restricted Stock Units shall be credited to each Participant with respect to the Participant’s current Restricted Stock Units, to reflect dividends paid to stockholders of the Company with respect to its Common Stock. A Participant who has been granted Restricted Stock Units shall not be entitled to any voting or other stockholder rights with respect to shares of Common Stock attributable to Restricted Stock Units until such time as the shares are issued by the Company to the Participant.
          (b) Qualifying Restricted Stock Units. If the Committee intends the Restricted Stock Units granted to any Covered Employee to satisfy the performance-based compensation exemption under Code Section 162(m) (“Qualifying Restricted Stock Units”), the extent to which the Qualifying Restricted Stock Units will vest shall be based on the attainment of performance goals established in writing by the Committee from the list in Section 7(b) prior to, or within 90 days following, the commencement of the performance period. The level of attainment of such performance goals and the corresponding number of vested Qualifying Restricted Stock Units shall be certified by the Committee in writing pursuant to Code Section 162(m) and the related regulations. With respect to Qualifying Restricted Stock Units, for any calendar year, the maximum amount payable in cash to any Covered Employee shall be $5,000,000, and the aggregate number of shares of Common Stock that may be issued to any Covered Employee may not exceed 500,000. The Committee may not adjust upward the amount payable to any Covered Employee with respect to vested Qualifying Restricted Stock Units.
          (c) Payment of Restricted Stock Units. Upon the vesting of a Participant’s Restricted Stock Units, the Participant shall receive from the Company a share of Common Stock with respect to each vested Restricted Stock Unit, with any fractional vested Restricted Stock Unit to be paid in cash based on the Fair Market Value of the Common Stock on the distribution date. If the Committee determines in its sole discretion that a Participant’s vested Restricted Stock Units shall be paid in cash, the amount of cash shall be determined by multiplying the number of vested Restricted Stock Units by the Fair Market Value of the Common Stock on the distribution date.
Section 9.      Stock Appreciation Rights.
          Stock Appreciation Rights may be granted in connection with an Option (at the time of the grant or at any time thereafter) or may be granted independently. Each Stock Appreciation Right will generally entitle the Participant to receive, upon exercise, an amount in cash or shares of Common Stock not exceeding the excess of the Fair Market Value on the exercise date over the Fair Market Value on the grant date, times the number of shares of Common Stock with respect to which the Right is being exercised. Stock Appreciation Rights for more than 500,000 shares of Common Stock may not be granted to any

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Participant in any calendar year. The grant of each Stock Appreciation Right shall be evidenced by a written agreement specifying the value of the Right on the grant date, the exercise period, the expiration date, the number of shares of Common Stock subject to the Right, and such other terms and conditions as may be established by the Committee. Each Stock Appreciation Right shall become exercisable as provided in the agreement; provided that the Committee shall have the discretion, among other things, to accelerate the date as of which any Right shall become exercisable and extend the period during which the Right may be exercised, in the event of the Participant’s termination of employment with the Company or service on the Board.
Section 10.      Adjustment Provisions.
          In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Committee shall adjust equitably (i) the number and class of shares or other securities that are reserved for issuance under the Plan, (ii) the number and class of shares or other securities that have not been issued under outstanding Incentives, and (iii) the appropriate Fair Market Value and other price determinations applicable to Incentives.
Section 11.      Term.
          The Plan shall be deemed adopted and shall become effective on the date it is approved by the stockholders of the Company and shall continue until terminated by the Board or no Common Stock remains available for issuance under Section 4, whichever occurs first. Notwithstanding anything to the contrary contained herein, no Incentives shall be granted under the Plan on or after February 10, 2016.
Section 12.      Corporate Change.
          Notwithstanding any other Plan provision to the contrary, in the event of a Corporate Change, (i) all Incentives shall vest and, in the case of Options and Stock Appreciation Rights, become exercisable, (ii) the maximum value of each Participant’s Performance Units, prorated for the number of full months of service completed by the Participant during the applicable performance period, shall immediately be paid in cash to the Participant, and (iii) each Participant’s Restricted Stock Units shall immediately be paid in cash (determined pursuant to Section 8(c)) to the Participant.
Section 13.      General Provisions.
          (a) Employment and Service on the Board. Nothing in the Plan or in any related instrument shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service on the Board at any time with or without cause, nor confer upon any Participant any right to continue in the employ of the Company or continue to serve on the Board.
          (b) Legality of Issuance of Shares. The Committee may postpone any grant or settlement of an Incentive or exercise of an Option or Stock Appreciation Right for such time as the Board in its sole discretion may deem necessary in order to allow the Company:

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(i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to an Incentive under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

(ii) to allow any action to be taken in order to (A) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or

(iii) to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Incentive or any provision of the Plan to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.
          Any such postponement shall not extend the term of an Incentive unless the Committee determines otherwise, and neither the Company nor its Directors or officers shall have any obligation or liability to any Participant or other person with respect to any shares of Common Stock as to which the Incentive shall lapse because of such postponement.
          (c) Ownership of Common Stock Allocated to Plan. No individual or group of individuals shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Incentive except as to shares of Common Stock, if any, as shall have been issued to such individual or individuals.
          (d) Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.
          (e) Withholding of Taxes. The Company may withhold, or in its sole discretion allow an Incentive holder to remit to the Company, any Federal, state or local taxes applicable to any grant, exercise, vesting, distribution or other event giving rise to income tax liability with respect to an Incentive. In order to satisfy all or a portion of the income tax liability that arises with respect to any Incentive, the holder of the Incentive may elect to surrender previously acquired Common Stock or to have the Company withhold Common Stock that would otherwise have been issued pursuant to the exercise of an Option or in connection with any other Incentive; provided that any withheld Common Stock, or any surrendered Common Stock previously acquired from the Company and held by the Incentive holder for less than six months, may only be used to satisfy the minimum tax withholding required by law.
          (f) Nontransferability. No Incentive may be assigned or subjected to any encumbrance, pledge or charge of any nature, other than (i) by will or by the laws of descent and distribution, (ii) pursuant to a beneficiary designation that meets the requirements of Section 13(h), (iii) pursuant to the terms of a qualified domestic relations order to which the Participant is a party that meets the requirements of any relevant provisions of the Code, or (iv) pursuant to a transfer that meets the requirements set forth hereinafter. Under such rules and procedures as the Committee may establish, the holder of an Incentive may transfer

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such Incentive to members of the holder’s immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that (i) the agreement, if any, with respect to such Incentives, expressly so permits or is amended by the Committee to so permit, (ii) the holder does not receive any consideration for such transfer, and (iii) the holder provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Incentives held by any transferees shall be subject to the same terms and conditions that applied immediately prior to their transfer. Such transfer rights shall in no event apply to any Incentive Stock Options, Stock Appreciation Rights, Performance Units and Restricted Stock Units.
          (g) Forfeiture of Incentives. Except for an Incentive that becomes vested pursuant to Section 12, the Committee may immediately forfeit an Incentive, whether vested or unvested, if the holder competes with the Company or engages in conduct that, in the opinion of the Committee, adversely affects the Company.
          (h) Beneficiary Designation. Under such rules and procedures as the Committee may establish, each Participant may designate a beneficiary or beneficiaries to succeed to any rights which the Participant may have with respect to Options, Stock Appreciation Rights, Stock Awards, Performance Units or Restricted Stock Units at death. The designation may be changed or revoked by the Participant at any time. No such designation, revocation or change shall be effective unless made in writing on a form provided by the Company and delivered to the Company prior to the Participant’s death. If a Participant does not designate a beneficiary or no designated beneficiary survives the Participant, then the beneficiary shall be the Participant’s estate.
Section 14.      Amendment or Termination of the Plan.
          The Board may at any time amend or terminate the Plan as it deems advisable and in the best interests of the Company; provided, that no amendment, suspension or termination shall adversely affect the rights of any Participant under any outstanding Incentive in any material way without his/her consent, unless such amendment or termination is required by applicable law or stock exchange rule. No amendment to the Plan shall be made without stockholder approval if stockholder approval is required by law or stock exchange rule. No amendment to the Plan or any outstanding Option agreement shall be effective if it results, or may result, in the repricing of an Option, or in the grant of a reload or restorative Option for the number of shares delivered by a Participant in payment of an Option exercise price.

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   Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold

01 — William F. Aldinger	☐	☐

02 — Michael J. Birck	☐	☐

03 — Marvin D. Brailsford	☐	☐

04 — Susan Crown	☐	☐

05 — Don H. Davis, Jr.	☐	☐

06 — Robert C. McCormack	☐	☐

07 — Robert S. Morrison	☐	☐

08 — James A. Skinner	☐	☐

09 — Harold B. Smith	☐	☐

10 — David B. Speer	☐	☐
   Issues
The Board of Directors recommends a vote FOR the approval of the amendment of our Restated Certificate of Incorporation; FOR the approval of the Illinois Tool Works Inc. 2006 Stock Incentive Plan; FOR the ratification of the appointment of Deloitte & Touche LLP as ITW’s independent public accountants for 2006; and AGAINST each of the stockholder proposals.

		For	Against	Abstain
2.	Approval of the amendment of our Restated Certificate of Incorporation.	☐	☐	☐

3.	Approval of the Illinois Tool Works Inc. 2006 Stock Incentive Plan.	☐	☐	☐

4.	Ratification of the appointment of Deloitte & Touche LLP.	☐	☐	☐

5.	To vote on a stockholder proposal requiring implementation of certain business principles for workers in China.	☐	☐	☐

6.	To vote on a stockholder proposal requiring a majority vote for election of directors.	☐	☐	☐
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
   Non-Proposal

I CONSENT
1.	Until contrary notice to the Corporation, I consent to access all future notices of annual meetings, proxy statements, and annual reports issued by the Corporation over the internet.
SEE REVERSE FOR DETAILS.	☐
PLEASE REFER TO THE REVERSE SIDE FOR VOTING INSTRUCTIONS.

   Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this Proxy Card. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your full title in the space provided.

3600 WEST LAKE AVENUE, GLENVIEW, ILLINOIS 60026
ANNUAL MEETING OF STOCKHOLDERS MAY 5, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned stockholder of Illinois Tool Works Inc. (“ITW”) hereby appoints Marvin D. Brailsford, Susan Crown and Harold B. Smith, or any of them, with full power of substitution, to act as proxies at the Annual Meeting of Stockholders of ITW to be held in Chicago, Illinois on May 5, 2006 with authority to vote as directed by this Proxy Card at the meeting, and any adjournments of the meeting, all shares of common stock of ITW registered in the name of the undersigned. If no direction is made, this proxy will be voted FOR the election of each director, FOR Issues 2, 3 and 4 and AGAINST Issues 5 and 6.
IMPORTANT — THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.
ILLINOIS TOOL WORKS INC.
ANNUAL MEETING OF STOCKHOLDERS
FRIDAY, MAY 5, 2006
THE NORTHERN TRUST COMPANY (6TH FLOOR)
50 SOUTH LASALLE STREET
CHICAGO, ILLINOIS
Illinois Tool Works Inc. provides its annual reports and proxy solicitation materials, including notices to stockholders of annual meetings and proxy statements, over the internet. If you give your consent to access these documents over the internet, ITW will advise you when these documents become available. Providing these documents over the internet will reduce ITW’s printing and postage costs. Once you give your consent, it will remain in effect until you notify ITW that you wish to resume mail delivery of its annual reports and proxy statements. Even though you give your consent, you still have the right at any time to request copies of these documents.
To give your consent, mark the “I CONSENT” box located on the reverse side of this Proxy Card.

Telephone and Internet Voting Instructions
You can vote by telephone or Internet! Available 24 hours a day 7 days a week!
Illinois Tool Works Inc. encourages you to take advantage of the three convenient ways to vote your shares on matters to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the voting methods detailed below to vote your shares.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 5, 2006.
THANK YOU FOR VOTING
The numbers required for telephone and internet voting are located on the front of this card in the purple-colored section titled Annual Meeting Proxy Card.